UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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MEDASSETS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDASSETS, INC.

100 North Point Center East, Suite 200

Alpharetta, Georgia 30022

April 17, 2013

Dear Stockholders:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2013 Annual Meeting of Stockholders of MedAssets, Inc. on June 13, 2013 at 11:00 a.m. local time, at 5543 Legacy Drive, Plano, Texas, 75024. The purpose of the meeting is to: elect three Class III directors; ratify the appointment of our independent registered public accounting firm; approve, by non-binding advisory vote, the executive compensation of our named executive officers; amend our Long Term Performance Incentive Plan to increase the number of shares reserved for issuance thereunder and to obtain re-approval of the performance goals specified therein; and approve our 2013 Annual Incentive Compensation Plan.

The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be conducted at the meeting and provide details on the matters on which you are being asked to vote. Also enclosed is a proxy/voting instruction card as well as a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Your vote is important no matter how many shares you own. Regardless of whether you plan to attend the meeting, I encourage you to vote promptly through our internet site at www.medassets.com, by telephone or by completing and returning the enclosed proxy card in the enclosed return envelope, to ensure that your shares will be represented at the meeting. If you do attend the meeting and prefer to vote in person, you may withdraw your proxy at that time.

Sincerely yours,

John A. Bardis Chairman, President and Chief Executive Officer

MEDASSETS, INC.

100 North Point Center East, Suite 200

Alpharetta, Georgia 30022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2013

To the Stockholders of MedAssets, Inc.:

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of MedAssets, Inc., a Delaware corporation (the “Company”), will be held at 5543 Legacy Drive, Plano, Texas, 75024, on June 13, 2013 at 11:00 a.m. local time, for the following purposes:

1. to elect three Class III directors to serve for a three-year term until the annual meeting of the Company’s stockholders to be held in 2016;

2. to ratify the appointment by the Board of Directors of the Company of KPMG LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013;

3. to approve, by non-binding advisory vote, the executive compensation of our named executive officers;

4. to approve an amendment to our Long Term Performance Incentive Plan to increase the number of shares reserved for issuance thereunder and to re-approve the performance goals specified therein;

5. to approve our 2013 Annual Incentive Compensation Plan; and

6. to transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 17, 2013 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders of record will be available for inspection at the meeting and, during the 10 days prior to the meeting, in the Investor Relations office at the Company’s corporate headquarters in Alpharetta, Georgia listed above.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed. Alternatively for your convenience, you can cast your vote on the internet through our Company website at www.medassets.com or by telephone.

By order of the Board of Directors,

Jonathan H. Glenn Executive Vice President, Chief Legal Officer and Secretary

April 17, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on June 13, 2013.

The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available at www.medassets.com.

MEDASSETS, INC.

100 North Point Center East, Suite 200

Alpharetta, Georgia 30022

PROXY STATEMENT

GENERAL

The Board of Directors of MedAssets, Inc. (the “Company”) is furnishing this proxy statement (the “Proxy Statement”) to all stockholders of record in connection with its solicitation of proxies for the 2013 annual meeting of stockholders of the Company (the “Annual Meeting”) and any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s office in Plano, Texas, located at 5543 Legacy Drive, on June 13, 2013 at 11:00 a.m., local time. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 is being mailed to all stockholders with this Proxy Statement. The Company’s Annual Report on Form 10-K is also available on the internet in the Investor Relations section of the Company’s website at www.medassets.com. The approximate mailing date of this Proxy Statement is May 10, 2013.

Proxy Information

Proxies in the form enclosed are being solicited by, or on behalf of, the Company’s Board of Directors (the “Board of Directors” or the “Board”). The persons named in the accompanying form of proxy have been designated as proxies by the Board of Directors.

The Board unanimously recommends a vote: (i) FOR the nominees for election as Class III directors of the Company listed herein; (ii) FOR the ratification of the appointment by the Board of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013; (iii) FOR the approval of the compensation of our named executive officers; (iv) FOR the approval of the amendment to the Long Term Performance Incentive Plan and re-approval of the performance goals specified therein; and (v) FOR the approval of our 2013 Annual Incentive Compensation Plan.

Stockholders who submit proxies may revoke them at any time before they are voted by either submitting a new proxy or by personal ballot at the Annual Meeting.

Record Date and Voting

As of April 17, 2013, the Company had outstanding 60,907,306 shares of common stock, par value $.01 per share, entitled to be voted at the Annual Meeting. Each share is entitled to one vote on each matter submitted to a vote of stockholders. Only stockholders of record at the close of business on April 17, 2013 will be entitled to vote at the Annual Meeting. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered to be, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to submit your voting proxy directly to the Company using the enclosed proxy card, to vote in person at the Annual Meeting, to vote by telephone or to vote promptly through our internet site at www.medassets.com.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” These proxy materials are being forwarded to you by your broker, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker to vote your shares, and your broker or nominee has enclosed a voting instruction card for you to use. If your shares are held by a broker or nominee, please return your voting card as early as possible to ensure that your shares will be voted in accordance with your instructions. You are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote these shares in person at the meeting.

Under Delaware law and the Company’s by-laws, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the shares entitled to vote. Abstentions and broker non-votes are considered to be shares present for the purpose of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Under Delaware law, the Company’s certificate of incorporation and the by-laws, directors are elected (as described in Proposal No. 1 below) by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting. The proposal to ratify the appointment of our independent auditors (as described in Proposal No. 2 below) must be ratified by the affirmative vote of a majority of the shares of common stock present, either in person or by proxy, and entitled to vote at the Annual Meeting. The advisory proposal to adopt a resolution approving the compensation of our named executive officers (as described in Proposal No. 3 below) and the proposal to approve the amendment to the Long Term Performance Incentive Plan and to re-approve the performance goals specified therein (as described in Proposal No. 4 below) requires the affirmative vote of a majority of the shares of common stock present, either in person or by proxy, and entitled to vote at the Annual Meeting. The proposal to approve the 2013 Annual Incentive Compensation Plan (as described in Proposal No. 5 below) requires the affirmative vote of a majority of the votes cast on the issue at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of a vote for the purpose of electing directors. Brokers do not have discretionary voting power with respect to an election of directors or Proposal No. 3, No. 4, or No. 5. With respect to Proposal No. 2, abstentions are considered to be shares entitled to vote and, therefore, abstentions will have the effect of votes against Proposal No. 2. With respect to Proposal No. 3, No. 4 or No. 5, broker non-votes are not considered to be shares entitled to vote, but abstentions are considered to be shares entitled to vote and, therefore, abstentions will have the effect of votes against Proposal No. 3, No. 4 or No. 5.

Stockholders of record may appoint proxies to vote their shares by signing, dating and mailing the enclosed proxy card in the envelope provided. Proxies will be voted as directed, unless revoked at or before the Annual Meeting. Any stockholder who attends the Annual Meeting and elects to vote in person may at the meeting revoke a previously designated proxy. Otherwise, revocation of a proxy will be effective only if a stockholder advises the Corporate Secretary of the revocation in a writing, including a later-dated proxy, that is received by the Corporate Secretary on or before June 12, 2013.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides summary information regarding the beneficial ownership of shares of our common stock as of April 17, 2013 by: (i) each of our directors and director nominees; (ii) each of our executive personnel who have been deemed named executive officers, or “NEOs” pursuant to Securities and Exchange Commission (“SEC”) rules, as set forth in the tables in the section “Compensation of our Named Executive Officers”; (iii) all of our executive officers and directors as a group and (iv) each person or group known to the Company to beneficially own more than 5% of our common stock.

Beneficial ownership of shares is determined under the rules promulgated by the SEC, and generally includes any shares over which a person exercises sole or shared voting or investment power. The percentage of beneficial ownership of our common stock is based on 60,907,306 issued shares of our common stock outstanding as of April 17, 2013.

Except as indicated by footnote and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock held by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
NEOs and Directors(2)
John A. Bardis(3)	1,115,756	1.8%
Rand A. Ballard(4)	154,150	*
Charles O. Garner(5)	129,637	*
Michael P. Nolte (6)	241,281	*
Gregory A. Strobel(7)	71,792	*
Harris Hyman IV(8)	81,629	*
Vernon R. Loucks, Jr.(9)	23,067	*
Terrence J. Mulligan(10)	236,043	*
C.A. Lance Piccolo(11)	182,594	*
John C. Rutherford(12)	146,632	*
Samuel K. Skinner(13)	24,447	*
Bruce F. Wesson(14)	161,206	*
Carol J. Zierhoffer	—	*

Executive Officers and Directors (as a group)
(16 persons)(15)	2,738,105	4.5%

5% Stockholders
Eagle Asset Management, Inc. (16)	6,441,833	10.6%
880 Carillon Parkway
St. Petersburg, Florida 33716

Brown Capital Management, LLC(17)	4,511,355	7.4%
1201 N. Calvert Street
Baltimore, MD 21202

BlackRock, Inc.(18)	3,058,512	5.0%
40 East 52nd Street
New York, NY 10022

*  Less than one percent

(1) Pursuant to regulations of the SEC, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares, or has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any stock option, stock-settled stock appreciation right ("SSAR"), warrant or right. The number of shares of common stock issuable upon the exercise of SSARs as described below is based on the closing market price of the Company's common stock on April 17, 2013. Any SSARs with exercise prices which are more than this price (including those which may acquired upon exercise within 60 days) are excluded from the number of shares beneficially owned. The actual number of shares of common stock to be issued following an actual exercise of SSARs will be based on the closing market price of the Company's common stock at the time of exercise.

(2) The address of each officer or director listed in the table above is: c/o MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022.

(3) Includes: (i) 8,000 shares of common stock owned by immediate family members of Mr. Bardis; (iii) 83,981 shares of unvested restricted common stock subject to performance and service vesting criteria issued under the Company's Long Term Performance Incentive Plan; and (iii) 22,998 shares of common stock issuable upon the exercise of SSARs exercisable as of April 17, 2013.

(4) Includes: (i) 51,680 shares of unvested restricted common stock subject to performance and service vesting criteria issued under the Company's Long Term Performance Incentive Plan; (ii) 15,082 shares of common stock issuable upon the exercise of stock options exercisable as of April 17, 2013; and (iii) 16,683 shares of common stock issuable upon the exercise of SSARs exercisable as of April 17, 2013.

(5) Includes: (i) 128,931 shares of unvested restricted common stock subject to performance and service vesting criteria issued under the Company's Long Term Performance Incentive Plan; (ii) 235 shares of common stock issuable upon the exercise of SSARs exercisable as of April 17, 2013; and (iii) 471 shares of common stock issuable upon the exercise of SSARs which are scheduled to become exercisable within 60 days of such date.

(6) Includes: (i) 177,599 shares of unvested restricted common stock subject to performance and service vesting criteria issued under the Company's Long Term Performance Incentive Plan; (ii) 13,903 shares of common stock issuable upon the exercise of SSARs exercisable as of April 17, 2013; and (iii) 1,112 shares of common stock issuable upon the exercise of SSARs which are scheduled to become exercisable within 60 days of such date.

(7) Includes: (i) 31,656 shares of unvested restricted common stock subject to performance and service vesting criteria issued under the Company's Long Term Performance Incentive Plan; (ii) 34,999 shares of common stock issuable upon the exercise of stock options exercisable as of April 17, 2013; (iii) 1,157 shares of common stock issuable upon the exercise of SSARs exercisable as of April 17, 2013; (iv) 1,667 shares of common stock issuable upon the exercise of stock options which are scheduled to become exercisable within 60 days of such date; and (v) 2,313 shares of common stock issuable upon the exercise of SSARs which are scheduled to become exercisable within 60 days of such date.

(8) Includes: (i) 3,102 shares of unvested restricted common stock subject to service vesting criteria issued under the Company's Long Term Performance Incentive Plan; (ii) 41,638 shares of common stock issuable upon the exercise of stock options exercisable as of April 25, 2012; and (iii) 6,240 shares of common stock issuable upon the exercise of SSARs exercisable as of April 17, 2013.

(9) Includes: (i) 3,102 shares of unvested restricted common stock subject to service vesting criteria issued under the Company's Long Term Performance Incentive Plan; (ii) 3,310 shares of common stock issuable upon the exercise of stock options exercisable as of April 25, 2012; and (iii) 6,240 shares of common stock issuable upon the exercise of SSARs exercisable as of April 17, 2013.

(10) Includes: (i) 174,352 shares that Mr. Mulligan may be deemed to beneficially own through the Terrence J. Mulligan Living Trust; (ii) 3,964 shares of unvested restricted common stock subject to service vesting criteria issued under the Company's Long Term Performance Incentive Plan; (iii) 34,688 shares of common stock issuable upon the exercise of stock options exercisable as of April 17, 2013; and (iv) 8,260 shares of common stock issuable upon the exercise of SSARs exercisable as of April 17, 2013. Does not include shares of common stock owned by immediate family members of Mr. Mulligan; Mr. Mulligan disclaims beneficial ownership of such shares.

(11) Includes: (i) 4,824 shares of unvested restricted common stock subject to service vesting criteria issued under the Company's Long Term Performance Incentive Plan; (ii) 41,638 shares of common stock issuable upon the exercise of stock options exercisable as of April 17, 2013; and (iii) 11,540 shares of common stock issuable upon the exercise of SSARs exercisable as of April 17, 2013.

(12) Includes: (i) 3,963 shares of unvested restricted common stock subject to service vesting criteria issued under the Company's Long Term Performance Incentive Plan; (ii) 37,199 shares of common stock issuable upon the exercise of stock options exercisable as of April 17, 2013; and (iii) 10,657 shares of common stock issuable upon the exercise of SSARs exercisable as of April 17, 2013.

(13) Includes 3,102 shares of unvested restricted common stock subject to service vesting criteria issued under the Company's Long Term Performance Incentive Plan.

(14) Includes: (i) 3,446 shares of unvested restricted common stock subject to service vesting criteria issued under the Company's Long Term Performance Incentive Plan; (ii) 58,859 shares of common stock issuable upon the exercise of stock options exercisable as of April 17, 2013; and (iii) 7,048 shares of common stock issuable upon the exercise of SSARs exercisable as of April 17, 2013.

(15) Includes: (i) 557,218 shares of unvested restricted common stock subject to service and performance vesting criteria issued under the Company's Long Term Performance Incentive Plan; (ii) 318,706 shares of common stock issuable upon the exercise of stock options exercisable as of April 17, 2013; (iii) 109,576 shares of common stock issuable upon the exercise of SSARs exercisable as of April 17, 2013; (iv) 1,667 shares of common stock issuable upon the exercise of stock options which are scheduled to become exercisable within 60 days of such date; and (v) 3,900 shares of common stock issuable upon the exercise of SSARs which are scheduled to become exercisable within 60 days of such date.

(16) Based upon a Schedule 13G/A filed with the SEC on February 20, 2013 by Eagle Asset Management, Inc.

(17) Based upon a Schedule 13G/A filed with the SEC on February 14, 2013 by Brown Capital Management, LLC.

(18) Based upon a Schedule 13G filed with the SEC on January 30, 2013 by BlackRock, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors

Set forth below are the names of the persons nominated as directors as well as those whose terms do not expire this year, their ages (as of April 17, 2013), their offices in the Company, if any, background information about their principal occupations or employment and the length of their tenure as directors.

Name	Age	Position
John A. Bardis	56	Director (Chairman), President and Chief Executive Officer
Rand A. Ballard	58	Director, Senior Executive Vice President, Chief Customer Officer
Harris Hyman IV(1)	53	Director
Vernon R. Loucks, Jr.(2)	78	Director
Terrence J. Mulligan(2)	67	Director (Vice-Chairman)
C.A. Lance Piccolo(2)	72	Director
John C. Rutherford(1)	63	Director
Samuel K. Skinner(2)	74	Director
Bruce F. Wesson(1)	70	Director (Lead Director and Vice-Chairman)
Carol J. Zierhoffer	52	Director

(1)	Current member of our Audit Committee.

(2)	Current member of our Compensation, Governance & Nominating Committee.

John A. Bardis founded MedAssets in June 1999 and has served as Chairman, President and Chief Executive Officer since its inception. Beginning with American Hospital Supply and Baxter International, he held various senior management positions, including Vice President of the Baxter Operating Room Division and General Manager of the Eastern Zone. Mr. Bardis left Baxter in 1987 to join Kinetic Concepts. Kinetic Concepts, a NASDAQ traded company, was the nation’s largest specialty bed and medical equipment rental company at the time of his departure as President in 1992. From 1992 to 1997, Mr. Bardis was President and CEO of TheraTx, Inc., another NASDAQ traded company, which was a leading provider of rehabilitation services and operator of skilled nursing facilities. In 1995, TheraTx was named the second fastest growing public company in America by INC. Magazine, growing from $15mm to over $500mm in revenue in 5 years. Mr. Bardis was named Entrepreneur of the year by INC Magazine in 1995. Mr. Bardis graduated with a B.S. in Business from the University of Arizona. Mr. Bardis is the founder of Hire Heroes USA and is Chairman of the Atlanta Fire Youth Hockey Club. In 2013, Mr. Bardis was appointed to the Board of Advisors of the Eller College of Management at the University of Arizona and to the board of The Committee to Preserve Olympic Wrestling. In 2011, Mr. Bardis was appointed to the board of the United States Anti-Doping Agency (USADA). Mr. Bardis was Team Leader of the U.S. Greco-Roman Wrestling Team for the 2007 World Championships and the 2008 Beijing Olympics. Mr. Bardis has more than 25 years of experience in the healthcare industry. Mr. Bardis’ experience in growing companies and his knowledge of all aspects of the Company’s business and the healthcare industry strongly qualify him to continue to serve as the Company’s Chairman and Chief Executive Officer.

Rand A. Ballard has served as our Senior Executive Vice President and in the Office of the Chief Executive since October 2008 and Chief Customer Officer since October 2006. Mr. Ballard also served as Chief Operating Officer from October 2006 to March 2012. Mr. Ballard has been a director since 2003. Mr. Ballard served as President of MedAssets Supply Chain Systems and led our sales team prior to serving as Chief Operating Officer and Chief Customer Officer. Prior to joining MedAssets in November 1999, Mr. Ballard’s most recent experience was as Vice President, Health Systems Supplier Economics and Distribution for Cardinal Healthcare. Mr. Ballard holds an M.B.A. from Pacific Lutheran University with a triple major in finance, operations, and marketing. He was a deans’ list undergraduate at the U.S. Military Academy at West Point and holds a Bachelor of Science degree with concentration in nuclear physics, nuclear engineering, and business law. Mr. Ballard has served as Chairman of the Board of the Meals on Wheels Association of America Foundation, Chairman of the Healthcare Supply Chain Association (formerly the Healthcare Industry Group Purchasing Association) and Chairman of the Healthcare Industry Supply Chain Institute. Mr. Ballard serves as a Trustee of the Meals on Wheels Research Foundation and is Vice President of The Health Careers Foundation, a non-profit organization providing scholarships and low interest loans to non-traditional students pursuing a degree in the healthcare field. Mr. Ballard’s intimate knowledge of our current and potential clients garnered from his extensive experience in the healthcare industry position him well to serve on the Board of Directors.

Harris Hyman IV has served as a director and a member of the Audit Committee of the Board of Directors since March 2005. Mr. Hyman is a Senior Principal of Flexpoint Ford LLC, a private equity firm focused on the healthcare and financial services sectors. From 2003 to 2007, Mr. Hyman served as a General Partner of a middle market private equity firm, where he was responsible for the firm’s healthcare investment activity. Previously, Mr. Hyman was a Managing Director of Credit Suisse First Boston, where he served as Co-Head of Healthcare Mergers and Acquisitions. Mr. Hyman served on the Board of Directors of United BioSource Corporation from 2003 to 2010 and currently serves on the Board of Directors and Compensation Committee of Eagle Hospital Physicians, Inc. Mr. Hyman received a B.S.E. degree, magna cum laude, from Princeton University and an M.B.A. from Harvard Business School. Mr. Hyman’s extensive experience in the healthcare industry, specifically with respect to the capital markets and mergers and acquisitions, allows him to provide an important perspective on the Company’s corporate operations.

Vernon R. Loucks, Jr. has served as a director since September 2007 and is a member of the Compensation, Governance and Nominating Committee of the Board of Directors. Mr. Loucks is Chairman of the Board of the Aethena Group, LLC, a health care merchant banking firm and Chairman of Advanced Proton Solutions, Inc. Mr. Loucks is the retired Chairman of Baxter International Inc., a healthcare company with operations in over 100 countries, where he held the title of Chief Executive Officer from 1980 through 1998 and Chairman of the Board from 1987 through 1999. Mr. Loucks served as Chief Executive Officer of Segway LLC and Senior Fellow of the Yale Corporation. Mr. Loucks served on the Board of Directors for Affymetrix, Inc. from 1993 to 2008, Anheuser-Busch Companies, Inc. from 1988 to 2008, Edwards Lifesciences Corp. from 2000 to 2008, Oscient Pharmaceuticals, Inc. (formerly Genome Therapeutics, Inc.) from 2004 to 2005, Pain Therapeutics, Inc. from 2003 to 2007, Segway, Inc. from 2000 to 2009 and Emerson Electric Co. from 1979 to 2011. Mr. Loucks holds a bachelor’s degree in history from Yale University, a master’s degree from the Harvard Graduate School of Business Administration and is a veteran of the U.S. Marine Corps. Mr. Loucks brings over 40 years of experience in the healthcare industry to his service on the Board and his experience serving on the boards of directors of other publicly traded companies is also a valuable asset to the Board of Directors.

Terrence J. Mulligan has served as one of our directors since June 1999, and currently serves as Vice-Chairman of the Board of Directors and Chairman of the Senior Advisory Board. Additionally, he also serves as Chairman of the Compensation, Governance and Nominating Committee. Mr. Mulligan retired in 1996 from Baxter International, after serving 26 years with the company where he was Group Vice President of Health Systems, and prior to that, was Senior Vice President of Corporate Sales and Marketing. He was a member of both the Senior Management and Operating Management Committees at Baxter International. Since 2008, Mr. Mulligan currently serves on the Board of Directors and Audit, Finance, Compensation and Governance Committees of Wellmark, Inc., headquartered in Des Moines, Iowa. Mr. Mulligan holds a B.S.S.E. from the University of Iowa. Mr. Mulligan served in the United States Army from 1968-1970 and was stationed in Heidelberg, Germany. Mr. Mulligan was awarded the Army Commendation Medal as a 1st. Lieutenant, for “Exceptionally Meritorious Service in Europe” in 1970. Mr. Mulligan brings over 40 years of experience in the healthcare industry, and the breadth and depth of his knowledge of the industry, his service on the compensation committees of three publicly traded companies and his exceptional tenure on the Board of Directors well qualifies him to serve as a director and as Chairman of the Compensation, Governance and Nominating Committee.

C.A. (Lance) Piccolo has served as one of our directors since April 2004 and is a member of the Compensation, Governance and Nominating Committee of the Board of Directors. Mr. Piccolo has been the President and Chief Executive Officer of HealthPic Consultants, Inc., a private consulting company, since September 1996. From August 1992 until September 1996, he was Chairman of the Board and Chief Executive Officer of Caremark International Inc. Mr. Piccolo served on the Board of Directors of Chemtura Corporation from 1999 to 2009, NovaMed, Inc. from 2004 to 2011 and American TeleCare, Inc. from 2003 to 2012. Mr. Piccolo serves on the Board of Directors of Fidelis SeniorCare, Inc., Physicians Interactive and CVS Caremark Corporation, where he also serves on the Nominating and Corporate Governance Committee. Mr. Piccolo is a trustee of Boston University and a member of the Kellogg Graduate School of Management Advisory Board of Northwestern University. Mr. Piccolo holds a Bachelor of Science degree from Boston University. Mr. Piccolo is a veteran of the U.S. Marine Corps. attaining the rank of Captain. Mr. Piccolo’s extensive experience serving on the boards of directors of other publicly traded companies in the healthcare industry provides an important viewpoint for the Board of Directors.

John C. Rutherford has served as one of our directors since August 1999 and is a member of the Audit Committee of the Board of Directors. Mr. Rutherford previously served on our Compensation, Governance and Nominating Committee. From 1998 to 2012, Mr. Rutherford served as a Managing Partner of Parthenon Capital, a private equity investment firm. From 1991 to 1998, Mr. Rutherford was the Chairman of the Parthenon Group, a consulting firm. Mr. Rutherford served on the Board of Directors of Kenexa Corp. from 1999 to 2006 and serves on the boards of several privately held companies. A native of Wellington, New Zealand, Mr. Rutherford holds a B.E. (1st Class Honors) degree from the University of Canterbury, an M.S. in Computer Science from the University of Connecticut and an M.B.A. from Harvard Business School. Mr. Rutherford’s long experience in private equity investment and his significant tenure on the Board of Directors provides intimate and vital knowledge of the Company to the Board of Directors.

Samuel K. Skinner has served as one of our directors since November 2009 and is a member of the Compensation, Governance and Nominating Committee of the Board of Directors. Mr. Skinner is currently Of Counsel to the international law firm Greenberg Traurig. He is the retired Chairman, President and CEO of U.S. Freightways Corporation. Mr. Skinner holds a Bachelor of Science degree from the University of Illinois (Urbana) and a J.D. degree from DePaul University Law School. Mr. Skinner was previously President of the Commonwealth Edison Company and its holding company, Unicom Corporation (now Exelon Corporation). After retiring from Commonwealth Edison Company and Unicom, Mr. Skinner served as Co-Chairman of Hopkins & Sutter, a national law firm based in Chicago. Prior to joining Commonwealth Edison, he served as Chief of Staff to President George H.W. Bush. Prior to his White House service, Mr. Skinner served in the President’s cabinet for nearly three years as Secretary of Transportation and was credited with numerous successes, including the development of the President’s National Transportation Policy and the passage of landmark aviation and surface transportation legislation. From 1968 to 1977, Mr. Skinner served in the office of the United States Attorney for the Northern District of Illinois and was United States Attorney from 1975 to 1977. From 1977 to 1989, Mr. Skinner practiced law as a senior partner in the Chicago law firm Sidley & Austin. Mr. Skinner serves on the Board of Directors of Navigant Consulting Inc.; Echo Global Logistics, Inc., as Chairman and a member of the Compensation Committee; CBOE Holdings, and as a member of the Compensation Committee; and Express Scripts Inc. Additionally, Mr. Skinner served on the Board of Directors for Dade Behring Inc. from 2005 to 2009, Midwest Air Group, Inc. from 1996 to 2008 and APAC Customer Services, Inc. from 2006 to 2012. In addition to his significant business experience, Mr. Skinner’s experience in government and law provides and important perspective to the Board of Directors with respect to the legal and regulatory framework in which the Company operates.

Bruce F. Wesson has served as one of our directors since June 1999 and currently serves as Lead Director and Vice-Chairman of our Board of Directors and Chairman of the Audit Committee of the Board of Directors. Mr. Wesson is Founding Partner Emeritus and Senior Advisor at Galen Management, a healthcare venture firm, after serving as Managing Director from 1990 to 2011 as well as general partner of Galen Partners, L.P. over the same period. Mr. Wesson served over twenty-three years with the Corporate Finance Division of Smith Barney, Harris Upham & Co. Inc. (“Smith Barney”), an investment banking firm, most recently as Senior Vice President and Managing Director. While at Smith Barney, Mr. Wesson headed the “Major Account Group”, which was responsible for many of the firm’s largest accounts. He also chaired the Valuation Committee, which supervised all valuation opinions provided by the firm. Mr. Wesson served as a director of Chemtura Corporation from 1980 to 2010. Mr. Wesson serves as a Director and as a member of the Compensation and Audit Committees of Acura Pharmaceuticals, Inc., a specialty pharmaceutical company. In addition, Mr. Wesson has served as a Director (since 2006), including as Vice Lead Director (since 2008) and on the Compensation Committee of Derma Sciences, Inc., a manufacturer of dermatological products and also serves on the Board of Directors for several privately held companies. Mr. Wesson holds a B.A. from Colgate University and a M.B.A. from Columbia Graduate Business School. Mr. Wesson’s experience as Senior Vice President and Managing Director of Smith Barney’s Corporate Finance Department and as the founder of Galen Partners, a health care private equity firm, brings to the Board extensive knowledge of the capital markets and corporate finance, as well as entrepreneurial experience.

Carol J. Zierhoffer was elected to the Board of Directors in April 2013. Ms. Zierhoffer is Vice President and Global Chief Information Officer for Xerox Corporation and is responsible for all aspects of IT that includes defining strategy and executing a long-term IT plan to support the company’s growth. Ms. Zierhoffer served as Vice President and Global CIO for ITT from 2008 to 2011. From 1988 to 2008, she worked with Northrop Grumman Corporation in various IT leadership positions, most recently as Vice President and CIO of the company’s mission systems sector. Ms. Zierhoffer holds a master’s degree in computer information systems from Bentley University, and a bachelor’s degree in business administration from the Whittemore School of Business and Economics at the University of New Hampshire. Ms. Zierhoffer has had a distinguished information technology and services career with a number of market-leading global companies and will serve as a valued strategic advisor to the Board of Directors.

Term of Directors and Composition of Board of Directors; Independent Directors

The Board of Directors consists of ten members. In accordance with the terms of our amended and restated certificate of incorporation, the Board of Directors is divided into three staggered classes of directors of, as nearly as possible, the same number. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result, a portion of our Board of Directors will be elected each year.

The division of the three classes and their respective re-election years are as follows:

•	the Class III directors’ term will expire at the Annual Meeting (our Class III directors are Messrs. Bardis, Hyman and Mulligan, each of whom has been nominated for election at the Annual Meeting);

•	the Class I directors’ term will expire at the annual meeting of stockholders to be held in 2014 (our Class I directors are Messrs. Ballard, Loucks and Rutherford); and

•	the Class II directors’ term will expire at the annual meeting of stockholders to be held in 2015 (our Class II directors are Ms. Zierhoffer and Messrs. Piccolo, Skinner and Wesson).

Our amended and restated certificate of incorporation authorizes our Board of Directors to fix the number of directors from time to time by a resolution of the majority of our Board of Directors. Our amended and restated by-laws, which may be amended by our Board of Directors, provide that the number of directors will be not less than three nor more than 15. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2014 Annual Meeting of Stockholders, he or she must use the procedures as set forth in our by-laws (see also “Stockholder Communications with the Board” below.) If a stockholder wishes simply to propose a candidate for consideration as a nominee by the compensation, governance and nominating committee, the stockholder should submit any pertinent information regarding the candidate to the compensation, governance and nominating committee in care of the Company’s Corporate Secretary by mail at: MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022.

Our Board of Directors has determined that each of our non-management directors, including each nominee for election as a Class III director at the Annual Meeting, is “independent” as defined under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NASDAQ Global Select Market rules.

Board Leadership Structure

The Board of Directors has determined that the appropriate leadership structure for the Board of Directors at this time is for Mr. Bardis, the Company’s President and Chief Executive Officer, to serve as Chairman of the Board of Directors, with Mr. Wesson, an independent director, serving as Lead Director and Vice-Chairman, and Mr. Mulligan, an independent director, serving as Vice Chairman. In addition, Messrs. Mulligan and Wesson chair the Compensation, Governance and Nominating Committee and the Audit Committee, respectively, and each of these committees is composed solely of independent directors. As Lead Director, Mr. Wesson presides at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors; serves as liaison between the Chairman and the independent directors; approves information sent to the Board of Directors; approves meeting agendas for the Board of Directors; approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; has the authority to call meetings of the independent directors; and if requested by major stockholders, ensures that he is available for consultation and direct communication.

We have employed the leadership structure of having a combined Chairman and Chief Executive Officer since the Company was founded, and we believe that this has proven to be an effective structure for leadership of the Company. The Board of Directors believes that having a united Chairman and Chief Executive Officer, an independent Lead Director and two independent Vice Chairmen, a board with a majority of independent directors who meet regularly in executive session, and independent chairmen for the Board’s audit committee and compensation, governance and nominating committee provides an optimal leadership structure for the Company and the Board of Directors at this time. Furthermore, our independent directors believe that Mr. Bardis’ in-depth knowledge of the Company’s industry and businesses make him the best-qualified director to serve as Chairman. The Board of Directors may subsequently decide, however, to change this leadership structure. The Company does not have a formal policy to require that the Chief Executive Officer or any other member of management serve as Chairman of the Board.

Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing the risk management policies of the Company. The Board of Directors evaluates and discusses management policies with respect to operational and financial risk assessment and enterprise risk management. Our full Board of Directors regularly engages in discussions of the most significant risks facing the Company and how these risks are being managed, and the Board receives reports on risk management from senior officers of the Company and from the audit committee and compensation, governance and nominating committee as part of their regular reporting process. These committees also oversee our corporate compliance programs. Additionally, the audit committee oversees the internal audit function of the Company.

Members of the senior management team of the Company (including our Chief Operating Officer, Chief Financial Officer and Chief Legal Officer) report directly to our Chairman and Chief Executive Officer, providing him with information concerning the Company’s risk profile. These executive officers also present information regarding the risk profile directly to the Board of Directors from time to time. The Board of Directors believes that the work undertaken by the Board, the audit committee, the compensation, governance and nominating committee and the Company’s senior management team enables the Board to effectively oversee the Company’s risk management processes.

Board Operations and Meetings

The Board of Directors met five times during the fiscal year ended December 31, 2012. Each director who served during such period attended at least 75% of the meetings of the Board of Directors.

The Company does not have a formal policy with regard to Board member attendance at the annual stockholders’ meeting. All directors are encouraged to attend each annual stockholders’ meeting. 89% of the Board members attended the 2012 annual stockholders’ meeting, and in accordance with the Company’s bylaws, the Board met immediately thereafter.

The Board’s operation and responsibilities are governed by the Company’s certificate of incorporation, by-laws, charters for the Board’s standing committees and Delaware law. Our certificate of incorporation and by-laws generally eliminate the personal liability of our directors for breaches of fiduciary duty as a director and indemnify directors and officers to the fullest extent permitted by Delaware law.

We have also entered into indemnity agreements with each of our directors and executive officers, which provide for mandatory indemnity of an executive officer or director for any “claims” they may be subject to by reason of the fact that the indemnitee is or was an executive officer or director of ours, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to our best interests and, in the case of a criminal proceeding, the indemnitee had no reasonable cause to believe that the indemnitee’s conduct was unlawful. These agreements also obligate us to advance expenses to an indemnitee provided that the indemnitee will repay advanced expenses in the event the indemnitee is not entitled to indemnification. Indemnitees are also entitled to partial indemnification and indemnification for expenses incurred as a result of acting at our request as a director, officer or agent of a corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise owned or controlled by us.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers and controlling persons pursuant to the above statutory provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors and persons who beneficially own more than ten percent of our common stock are required to file reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon its review of the copies of reports furnished to the Company through the date hereof, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent stockholders were complied with during the fiscal year ended December 31, 2012 except in the case where a report on Form 4 on behalf of Mr. Ballard pursuant to certain common stock sales transactions effected by Mr. Ballard on December 27, 2012 was not filed on a timely basis. A Form 4 for these transactions was filed on January 2, 2013.

Code of Ethics

We have adopted standards of business conduct (“Standards of Business Conduct”), which apply to all of our directors, officers, and employees. Our Standards of Business Conduct are available on our website at www.medassets.com, under Corporate Governance. Any person may request a copy without charge by writing to us at MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022. We intend to disclose on our website any amendment to, or waiver from, a provision of our Standards of Business Conduct that applies to directors and executive officers and that is required to be disclosed pursuant to the rules of the SEC.

Non-Management Director Compensation

Historically, all non-management directors have been compensated for their service on our Board of Directors through periodic equity grants, with the specific form of equity (e.g. non-qualified stock options, restricted stock or stock-settled stock appreciation rights (“SSARs”)), timing of grants and number of shares granted (based on an equivalent cash value determined periodically in advance by the Board which for 2012 was $140,000), determined at the discretion of the Board of Directors. Those directors who also serve on committees of the Board of Directors or chair a committee are granted additional equity (also based on an equivalent pre-determined cash value, which for 2012 was $10,000 for service on a committee and an additional $10,000 for service as a chair of a committee). One-quarter of the equity grants made in 2012 vested on March 1, 2012, and the remainder vested on a monthly basis thereafter such that 100% of the awards were fully vested on December 1, 2012, subject to each director’s continued service. Also, in 2012, directors could elect to receive up to $25,000 of their annual compensation in cash and certain directors made such elections, as illustrated in the 2012 Non-Management Director Compensation Table below.

All members of our Board of Directors are also reimbursed for reasonable expenses in connection with their service, including expenses incurred to attend meetings of our Board of Directors, committees of our Board of Directors and our stockholders. Our directors who are also our employees receive no additional compensation for their services as directors. We reserve the right to change the manner and amount of compensation to our non-management directors at any time.

In April 2010, the Company adopted stock ownership requirements for the non-management directors requiring that they own at least 7,500 shares of the Company’s common stock. The purpose of the stock ownership requirements is to ensure that directors achieve and maintain a minimum level of stock ownership in order to demonstrate that their financial interests are aligned with stockholders. In determining whether the target minimum stock ownership level has been achieved, all shares directly owned by the director, including shares purchased in the open market or received upon the vesting of restricted stock or the exercise of stock options or SSARs, shares that are beneficially owned by the director, such as shares held in “street name” through a broker or shares held in trust, plus one third of any outstanding equity awards are taken into account. Directors have five years from the later of adoption of the stock ownership requirements or their election to the Board of Directors to attain the minimum stock ownership level. Compliance with the stock ownership requirements is monitored annually by the compensation, governance and nominating committee. Each of the non-management directors had satisfied the stock ownership requirements when their holdings were determined as of April 2013.

Following review of a market assessment and the compensation paid to directors at companies constituting our 2013 compensation peers (as discussed in the “Role of Compensation Surveys and Peer Group Data” section of the Compensation Discussion and Analysis below), effective for 2013, the Board of Directors approved the following changes to non-management director compensation: directors will receive an annual retainer fee of $175,000, as well as committee and chairmanship retainer fees of $15,000 and $25,000, respectively. The annual retainer will be paid in a combination of cash and equity, with $25,000 being paid in cash and the remainder being paid in equity. The committee and chairmanship retainers will be paid in equity in the form of a restricted stock award. Directors may elect to receive a greater portion of their annual retainer in cash (but in no event more than $100,000), with the remainder in the form of a restricted stock award.

The table below summarizes the total compensation we paid to our non-management directors for the fiscal year ended December 31, 2012.

2012 Non-Management Director Compensation Table

Name of Director	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Stock-Settled Stock Appreciation Right Awards ($)(1)	All Other Compensation ($)	Total ($)
Samantha Trotman Burman(2)	—	149,996	—	—	149,996
Harris Hyman IV(3)	—	149,996	—	—	149,996
Vernon R. Loucks, Jr.(4)	25,000	124,997	—	—	149,997
Terrence J. Mulligan(5)	—	160,007	—	—	160,007
C.A. Lance Piccolo(6)	—	—	134,853	25,869	160,722
John C. Rutherford(7)	25,000	—	112,379	10,727	148,106
Samuel K. Skinner(8)	25,000	124,997	—	—	149,997
Bruce F. Wesson(9)	—	160,007	—	28,354	188,361

(1)	These amounts represent the aggregate grant date fair value of awards granted to the directors in 2012, determined under FASB Accounting Standards Codification Topic 718 “Compensation — Stock Compensation” (“FASB ASC Topic 718”), disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For restricted stock, that value is based on the fair market value of the Company’s common stock on the grant date (February 24, 2012) determined by reference to the closing price per share of the Company’s common stock, which was $14.10. For SSARs, the grant date fair value is determined by reference to the Black-Scholes value, which was determined to be $5.71 per share. For information on the valuation assumptions with respect to awards made, refer to footnote 10 of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on February 27, 2013. Regardless of the value on the grant date, the actual value depends on the market value of the Company’s common stock on a date in the future when restricted stock vests or SSARs are exercised.

(2)	Ms. Burman was granted an award of 10,638 restricted shares on February 24, 2012. Ms. Burman resigned from the Board on March 9, 2012. As a result, 7,979 of the 10,638 restricted shares were forfeited. As of December 31, 2012, Ms. Burman had 4,414 stock options and 23,381 SSARs outstanding which could be exercised on or before March 9, 2013. 7,593 SSARs expired on March 9, 2013 without being exercised.

(3)	Mr. Hyman was granted an award of 10,638 restricted shares on February 24, 2012. As of December 31, 2012, Mr. Hyman had 39,169 SSARs and 41,638 stock options outstanding.

(4)	Mr. Loucks, who elected to receive $25,000 of his annual retainer in cash, was granted an award of 8,865 restricted shares on February 24, 2012. As of December 31, 2012, Mr. Loucks had 46,762 SSARs and 3,310 stock options outstanding.

(5)	Mr. Mulligan was granted an award of 11,348 restricted shares on February 24, 2012. As of December 31, 2012, Mr. Mulligan had 60,059 SSARs and 34,688 stock options outstanding.

(6)	Mr. Piccolo was granted an award of 23,617 SSARs on February 24, 2012. As of December 31, 2012, Mr. Piccolo had 70,379 SSARs and 41,638 stock options outstanding. In 2012, Mr. Piccolo was invited and attended a special corporate event honoring high performing employees of the Company. During this non-working function, the Company paid for personal travel, accommodations and entertainment expenses for Mr. Piccolo totaling $25,869.

(7)

Mr. Rutherford, who elected to receive $25,000 of his annual retainer in cash, was granted an award of 19,681 SSARs on February 24, 2012. As of December 31, 2012, Mr. Rutherford had 66,443 SSARs and 37,199 stock options outstanding. In 2012, Mr. Rutherford was invited and attended a special corporate event honoring high performing employees of the Company. During this non-working function, the Company paid for personal travel, accommodations and entertainment expenses for Mr. Rutherford totaling $10,727.

(8)	Mr. Skinner, who elected to receive $25,000 of his annual retainer in cash, was granted an award of 8,865 restricted shares on February 24, 2012. As of December 31, 2012, Mr. Skinner had 2,130 SSARs outstanding.

(9)	Mr. Wesson was granted an award of 11,348 restricted shares on February 24, 2012. As of December 31, 2012, Mr. Wesson had 52,080 SSARs and 58,859 stock options outstanding. In 2012, Mr. Wesson was invited and attended a special corporate event honoring high performing employees of the Company. During this non-working function, the Company paid for personal travel, accommodations and entertainment expenses for Mr. Wesson totaling $28,354.

BOARD COMMITTEES

Our Board of Directors has established an audit committee and a compensation, governance and nominating committee. Our Board may establish other committees from time to time to facilitate the management of our Company.

AUDIT COMMITTEE

Our audit committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. Our audit committee: (i) assists our Board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence and the performance of our internal audit function and independent auditors; (ii) assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm; (iii) provides a medium for consideration of matters relating to any audit issues; and (iv) prepares the audit committee report that the SEC rules require be included in our annual proxy statement or annual report on Form 10-K. The members of our audit committee for the fiscal year ended December 31, 2012 were Messrs. Hyman, Rutherford and Wesson, each of whom is “independent” as defined under the Exchange Act and NASDAQ Global Select Market rules. Mr. Wesson is our audit committee chairman and financial expert under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act. Our audit committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available free of charge on the Company’s website at www.medassets.com. Our audit committee held 11 meetings during the fiscal year ended December 31, 2012 with each committee member attending not less than 75% of applicable meetings.

Pre-Approval Policies and Procedures

Pursuant to its charter, our audit committee is responsible for reviewing and pre-approving all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. The audit committee may delegate pre-approval authority to the chairman of the audit committee, in which case such approval must be presented to the full audit committee at its next scheduled meeting. The audit committee pre-approved all audit, audit-related, tax and other services provided by KPMG LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012, for the recently completed fiscal year.

Independent Auditor Service Fees

The following is the breakdown of aggregate fees billed by our independent registered public accounting firm, KPMG LLP, to the Company for professional services in the last two fiscal years:

Description	2012	2011
Audit Fees	$1,176,000	$1,456,700
Audit-Related Fees	102,244	118,800
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,278,244	$1,575,500

Audit Fees.    This category includes fees and expenses related to the audit of our annual financial statements and the effectiveness of our internal controls over financial reporting. This category also includes the review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements, consultations provided on audit and accounting matters that arose during, or as a result of, the audits or the reviews of interim financial statements, reviews of offering documents and registration statements for debt and issuance of related comfort letters, reviews of acquisition and integration accounting in connection with reviews of business combinations, review of required regulatory filings of financial statements of business acquired, additional audit work necessary for acquired businesses, and the preparation of any written communications on internal control matters.

Audit-Related Fees.    This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees.    This category consists of professional services rendered for tax compliance services and tax advice. The services for the fees disclosed under this category are for technical tax advice and tax compliance services.

All Other Fees.    This category consists of fees for services provided by KPMG LLP other than fees for the services listed in the other categories.

Report of the Audit Committee of the Board of Directors

Our audit committee has reviewed and discussed with management and the independent registered public accounting firm, KPMG LLP, the audited financial statements for the fiscal year ended December 31, 2012. In addition, our audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The independent registered public accounting firm provided to the audit committee the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The audit committee has reviewed and discussed with the independent registered public accounting firm the firm’s independence and has considered the compatibility of any non-audit services with the auditors’ independence.

Based on its review of the audited financial statements and the various discussions referred to above, the audit committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Bruce F. Wesson, Chairman

Harris Hyman IV

John C. Rutherford

COMPENSATION, GOVERNANCE AND NOMINATING COMMITTEE

Our compensation, governance and nominating committee (the “Compensation Committee”) reviews and recommends policy relating to the compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives and reviewing and approving the compensation of these officers based on such evaluations. The Compensation Committee also produces a report on executive officer compensation as required by the SEC to be included in our annual proxy statement or annual report on Form 10-K.

Additionally, the Compensation Committee oversees and assists our Board of Directors in identifying, reviewing and recommending nominees for election as directors; advises our Board of Directors with respect to Board composition, procedures and committees; recommends directors to serve on each committee; oversees the evaluation of our Board of Directors and our management; and develops, reviews and recommends corporate governance guidelines. The Compensation Committee also reviews and evaluates, at least annually, the performance of the Board and its committees.

Our Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available free of charge on the Company’s website at www.medassets.com. The members of our Compensation Committee are Messrs. Loucks, Mulligan, Piccolo and Skinner, each of whom is “independent” as defined under the Exchange Act and NASDAQ Global Select Market rules. Mr. Mulligan serves as chairman of the committee.

Our Compensation Committee held nine meetings during the fiscal year ended December 31, 2012 with each committee member attending not less than 75% of applicable meetings.

Director Candidate Nominating Procedures

The Compensation Committee may consider candidates recommended by stockholders as well as other sources such as other directors, officers or independent search firms. For each potential candidate, the Compensation Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, diversity of business and professional skills and experience, independence, industry-specific knowledge, possible conflicts of interest, general reputation and expertise and the extent to which the candidate’s diverse skills and attributes would fill a present need on the Board of Directors. In addition, while not required of any one candidate, the Compensation Committee considers experience, education, training or other expertise in business or financial matters and prior experience serving on the boards of public companies. The Board of Directors and the Compensation Committee believe that diversity of backgrounds and viewpoints is an important attribute of the Board for Directors. Both the Board of Directors and the Compensation Committee conduct formal self-evaluations each year that include an assessment of whether the diversity of the Board of Directors, among other factors, is adequately considered in identifying and discussing director candidates. The Compensation Committee believes that, as a group, the nominees below bring a diverse range of backgrounds, experiences and perspectives to the Board’s deliberations. While the Compensation Committee carefully considers this diversity when considering nominees for director, the Company has not established a formal policy regarding diversity in identifying director nominees.

Collectively, the composition of the Board must meet the applicable NASDAQ listing requirements. In evaluating any candidate as a director nominee, the Compensation Committee also evaluates the contribution of the proposed nominee toward compliance with the applicable NASDAQ listing standards.

After a potential candidate is initially evaluated by the Board, the individual may be invited to meet with various members of the Compensation Committee (acting in its Governance and Nominating role) and other members of the Board who evaluate the candidate’s credentials, experience, interest and willingness to serve. Board members discuss these matters, as well as the individual’s potential to be an effective Board member, among themselves. If the discussions and evaluation are sufficiently supportive, the individual is invited to serve on the Board.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2014 Annual Meeting of Stockholders using the procedures set forth in the by-laws, it must follow the procedures described in “Stockholder Proposals — 2014 Annual Meeting.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Compensation Committee, it should submit any pertinent information regarding the candidate to the Compensation Committee in care of the Company’s Corporate Secretary by mail at: MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee for the fiscal year ended December 31, 2012 were Messrs. Loucks, Mulligan, Piccolo and Skinner. No member of the Compensation Committee was an officer of the Company during this time, nor has any member of the Compensation Committee formerly been an officer of the Company. None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee. In 2012, we did not enter into or materially modify any contractual arrangements with any member of our Compensation Committee or their affiliates.

INFORMATION REGARDING EXECUTIVE OFFICERS

The following table sets forth the name, age and position, as of April 17, 2013, of our executive officers of the Company who are not also a director or director nominee.

Name	Age	Position
Charles O. Garner	43	Executive Vice President, Chief Financial Officer
Michael P. Nolte	43	Executive Vice President, Chief Operating Officer
Gregory A. Strobel	50	President, Revenue Cycle Management Segment
Keith L. Thurgood	55	President, Spend and Clinical Resource Management Segment
Jonathan H. Glenn	62	Executive Vice President, Chief Legal Officer and Secretary
Lance M. Culbreth	43	Senior Vice President, Chief Accounting Officer

Charles O. Garner has served as our Executive Vice President and Chief Financial Officer since April 2011, and oversees the Company’s finance, investor relations, corporate development, and information technology operations. Mr. Garner was previously Senior Vice President, Corporate Development, where he led strategic planning, mergers and acquisitions, business integrations and partnership activities. Prior to joining the Company in 2005, Mr. Garner was responsible for strategic planning and corporate development at Coca-Cola Enterprises. Mr. Garner’s broad business experience includes positions as a management consultant with Bain & Company, where he advised clients on growth strategies in the technology and service industries, and in software design and business development at American Management Systems (now CGI) where he served healthcare and government clients. Mr. Garner earned a Masters of Business Administration degree from the Kenan-Flagler Business School at The University of North Carolina at Chapel Hill. Mr. Garner graduated summa cum laude with a Bachelor of Business Administration degree in Management Information Systems from Loyola College in Maryland, and has also earned the Chartered Financial Analyst (CFA) designation.

Michael P. Nolte has served as Executive Vice President, Chief Operating Officer since March 2012. Mr. Nolte’s career spans the health care, technology and financial services industries. Mr. Nolte most recently served as Vice President and General Manager of the Americas Services business for GE Healthcare IT, overseeing more than 1,700 staff focused on GE’s healthcare software portfolio that includes revenue cycle, clinical/EHR, and digital imaging solutions. Among other roles at GE, he previously led GE Healthcare’s Enterprise Revenue Cycle software business. Prior to his seven-year GE career, Mr. Nolte spent five years with McKinsey & Company, a global management consulting firm. Before entering the private sector, he served in the United States Army from 1992 through 1998, ending his military career as a Captain and Company Commander for a rapid deployment medical supply chain and maintenance organization. Mr. Nolte holds a Master of Business Administration degree from The University of Chicago Booth School of Business and a Bachelor’s Degree from the University of Notre Dame.

Gregory A. Strobel has served as our President, Revenue Cycle Management Segment since August 2011. Mr. Strobel was previously President of the Company’s Revenue Cycle Services business. Mr. Strobel joined the Company in 2005 as Vice President of Revenue Cycle Services Sales. Mr. Strobel has spent over 20 years in the healthcare revenue cycle industry from both an operational and sales executive capacity. Prior to MedAssets, Mr. Strobel held senior level roles for companies including Ernst & Young, Health Management Systems, McKesson and Siemens. Mr. Strobel graduated from Millersville University in 1984 with a degree in Computer Science and a concentration in Business.

Keith L. Thurgood joined MedAssets as President, Spend and Clinical Resource Management Segment in January 2013. Previously, Mr. Thurgood served as the Deputy Commanding General (Major General) and Chief of Staff for the United States Army Reserve. Prior to that, he was President and CEO of Overseas Military Sales Corporation. In 2010, Mr. Thurgood led one of three operating divisions for Sam’s Club as Senior Vice President, Operations.

From 2007 to 2010, he was Chief Executive Officer of The Exchange, the Department of Defense’s $10 billion for-profit global retailer. From 2006 to 2007, Mr. Thurgood served our country in the U.S. Army as Commanding General of the 143rd Logistics/Forward Command and Deputy Commanding General of the 377th Theater Support Command. From 1988 to 2006, Mr. Thurgood held a number of positions with PepsiCo and Frito Lay, Inc. including Director of Strategic Sourcing, Director of Supply Chain Management, and Director of Strategy and Innovation. Mr. Thurgood holds a Ph.D. from Capella University, a Master of Strategic Studies from Army War College, a Master of Business Administration degree from Boston University, and a Bachelor’s Degree from Brigham Young University.

Jonathan H. Glenn has served as our Executive Vice President, Chief Legal Officer and Secretary since March 2000. Mr. Glenn’s areas of responsibility also include risk management, corporate governance and compliance, and governmental affairs. Mr. Glenn graduated magna cum laude with a Bachelor of Arts degree from the University of Maryland, where he was elected to Phi Beta Kappa, and received his law degree from the University of Virginia School of Law. Mr. Glenn was in private practice in Baltimore, Maryland, until 1992, when he became Vice President and General Counsel of PersonaCare, Inc., a long-term and subacute care provider. He became Vice President and General Counsel of TheraTx, Inc., a publicly-traded provider of rehabilitative therapy and subacute care upon its acquisition of PersonaCare in 1994, and served in that capacity until 1997.

Lance M. Culbreth has served as our Senior Vice President, Chief Accounting Officer since November 2010. Mr. Culbreth joined the Company in November 1999 as Senior Accountant, and served in such capacity until he was promoted to Vice President and Corporate Controller in 2006. He has been instrumental in the development and leadership of the Company’s accounting department. Mr. Culbreth has over 18 years of experience in the accounting and finance industry, including having previously worked for Arthur Andersen, LLP as a senior audit associate from January 1998 to October 1999 where he performed audit and other transaction services for enterprise clients in a variety of industries. Mr. Culbreth also served in various accounting roles for Serologicals, Inc., a biotechnology company, from January 1994 to December 1997. Mr. Culbreth graduated from the University of Georgia with a Bachelor of Business Administration degree in Accounting.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the principles, policies and practices that formed the foundation of our executive compensation program in 2012 and explains how they applied to the following individuals: (i) John A. Bardis, Chairman of the Board of Directors, President and Chief Executive Officer; (ii) Charles O. Garner, Executive Vice President and Chief Financial Officer; (iii) Rand A. Ballard, Senior Executive Vice President and Chief Customer Officer, who also served as Chief Operating Officer prior to Mr. Nolte’s appointment; (iv) Michael P. Nolte, Executive Vice President and Chief Operating Officer, who was appointed to this position effective March 12, 2012; (v) Gregory A. Strobel, President, Revenue Cycle Management Segment and (vi) Allen W. Hobbs, former Executive Vice President of Enterprise Sales, who resigned from this position effective May 4, 2012. Throughout this Proxy Statement, these individuals are referred to as “named executive officers,” or “NEOs”.

In addition, the compensation and benefits provided to our NEOs in 2012 are set forth in detail in the Summary Compensation Table (which, if required by SEC regulations, also details compensation and benefits provided in 2011 and 2010) and other tables that follow this analysis, and in the footnotes and narrative material that accompany those tables.

Executive Summary

Since the Company’s founding, the officers and employees of MedAssets have focused on the following primary business objectives: to continually improve our suite of solutions; to further penetrate our existing customer base; to attract new customers; to leverage operating efficiencies and economies of scale and scope; and to maintain an internal environment that fosters a strong and dynamic culture. We believe that a concentration on these objectives will ensure that we fulfill the purposes of enhancing the financial strength of our customers and delivering value to our shareholders. We also believe that in order to achieve these objectives, we must recruit and retain top-tier talent by providing a competitive compensation program which rewards successful performance.

Our compensation strategy is based upon our strong commitment to prudent financial management. Our policies and practices seek to align the interests and incentives of our employees with those of our stockholders through pay-for-performance compensation programs. Our objective is to provide our employees with competitive base pay and to annually review and if appropriate adjust this compensation based on employee and company performance. We provide short-term, cash-based incentive compensation opportunities which are funded upon achievement of pre-established growth-based financial objectives, and paid upon the achievement of individual objectives. In addition, to ensure that our employees are focused on both short-term and sustained long-term performance, certain key positions are eligible for equity incentive awards.

Advisory Vote on Executive Compensation

The Compensation Committee believes that our executive compensation programs are effective in driving our pay-for-performance philosophy. As part of our corporate governance system, we evaluate our programs in light of market conditions, stockholder views, and governance considerations, and make changes as appropriate for our business. At our 2012 annual meeting, we held our second non-binding shareholder advisory vote on the compensation of our NEOs. As in 2011, we had extremely strong support from our stockholders, with over 95% of the votes cast in favor of the compensation of our named executive officers. The Board of Directors reviewed this favorable outcome and believed it conveyed our stockholders’ support of the Compensation Committee’s decisions and the existing executive compensation programs. Accordingly, the Compensation Committee made no material changes to our executive compensation program or to the compensation of our named executive officers for 2012 as a result of the advisory vote. The Compensation Committee will continue to consider the outcome of the Company’s advisory votes when making future compensation decisions for our named executive officers.

Compensation Philosophy and Objectives

We are committed to prudent financial stewardship. Our compensation philosophy and practices reflect this commitment as we seek to align the interests and incentives of our employees with those of our stockholders through a pay-for-performance compensation program that serves to attract and retain outstanding people. Accordingly, a material portion of the target compensation of each NEO is derived from the achievement of Company-wide performance objectives which are determined each year based on our operating budget. The specific measurements upon which compensation in 2012 was based are discussed further below.

We believe compensation plans that are tied to financial performance are the optimal way of providing incentives to each NEO. We believe these goals are linked to performance criteria that are within each NEO’s control and reward behaviors which drive long-term stockholder value.

Determination of NEO Compensation

The Compensation Committee, senior management, and the Compensation Committee’s independent compensation consultant each play an integral role in the determination of executive compensation programs, practices, and levels. Actual roles are thoughtfully developed to align with governance best practices and objectives. Below is an explanation of the key roles and responsibilities of each group, as well as how market data is integrated into the process.

Role of the Compensation Committee and Board of Directors

The Compensation Committee oversees our overall compensation program and practices, including its design and the actual compensation paid to each NEO. The Compensation Committee operates under a written charter that is available on the Company’s website at www.medassets.com. In making compensation determinations, the members of the Compensation Committee review and consider external market data and advice provided by their independent consultant, the recommendations of the Chief Executive Officer, their own assessment of the Company and each NEO’s performance, and the scope of each NEO’s responsibilities and experience. Based on their evaluation and judgment, the Compensation Committee reviews and approves compensation, and any changes thereto, for each NEO other than the Chief Executive Officer. For CEO compensation, the Compensation Committee makes a recommendation to the independent members of the Board who then meet in executive session to review and approve.

Role of the Chief Executive Officer and Senior Management

Mr. Bardis typically meets with the Compensation Committee and makes initial compensation recommendations with respect to each NEO (other than his own compensation). Mr. Bardis shares with the Compensation Committee his evaluation of each executive with respect to recent contributions and performance, strengths and weaknesses, as well as career development and succession plans. His recommendations are based, in part, on the compensation surveys and peer group data discussed below. Mr. Bardis’ evaluation is supported by information, analysis, and advice provided from time to time by the Company’s Chief Financial Officer, Chief Legal Officer and the Senior Vice President of Human Resources. Mr. Bardis does not make any recommendations regarding his compensation and recuses himself from meetings when his compensation is discussed.

Role of Compensation Consultants

The Compensation Committee has the authority to hire and, where appropriate, terminate compensation consultants and other advisors to assist the Compensation Committee in its deliberations without the participation of any officer or other member of the Company’s management. The Compensation Committee has retained Pearl Meyer & Partners, an independent consultant, which reports to and acts at the sole discretion of the Compensation Committee. Pearl Meyer & Partners does not provide other services to the Company that are not directly related to the strategy, design, and implementation of the executive compensation program. The Company pays Pearl Meyer & Partners’ compensation, as approved by the Compensation Committee.

Although the scope of assistance can vary year to year based on the Compensation Committee’s needs, the Compensation Committee generally requests the following primary services from Pearl Meyer & Partners:

•	Provide periodic updates on market trends and emerging best practices that may impact the executive compensation programs at the Company;

•	Conduct independent reviews of executive compensation levels relative to market pay levels for similar positions in similar organizations;

•	Assist with the design of short-term and long-term incentive compensation programs; and

•	Attend and participate in Compensation Committee meetings upon request.

The Compensation Committee has assessed the independence of Pearl Meyer & Partners pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer & Partners from serving as an independent advisor to the Compensation Committee. The Compensation Committee, among other things, reviewed and was satisfied with Pearl Meyer & Partners’ policies and procedures to prevent or mitigate conflicts of interest. The Compensation Committee also reviewed and was satisfied that there was no business or personal relationships between members of the Compensation Committee and the individuals at Pearl Meyer & Partners supporting the Compensation Committee.

Role of Compensation Surveys and Peer Group Data

We must compete to recruit and retain each NEO. Accordingly, we periodically review our pay levels relative to market pay levels for similar positions within similar companies. In assessing our pay levels relative to market pay levels, we review and consider relevant pay data from various reputable surveys and from the public filings of companies with similar characteristics (although no one company is directly comparable to the Company), whom we refer to as the “Compensation Peers”. The market data gathered from the surveys and the Compensation Peers is used by the Compensation Committee to obtain a general understanding of current market practices. The Compensation Committee does not use this data to base, justify or provide a framework for its compensation decisions or otherwise benchmark or target a precise pay level relative to the collected market data. Rather, as further described herein, this data is one of the factors used to establish competitive compensation levels for each named executive officer and other members of executive management.

In March 2012, the Compensation Committee requested a market assessment of executive compensation levels from Pearl Meyer & Partners for use in its decision making for executive compensation for 2012. As part of this process, Pearl Meyer & Partners recommended and the Compensation Committee approved the following peer group for the 2012 study:

Company Name	Trailing 12-Month Revenues ($mm)
Accretive Health, Inc.	$826
Allscripts Healthcare Solutions, Inc.	$1,444
Ariba, Inc.	$444
Blackbaud, Inc.	$371
Concur Technologies, Inc.	$349
Digital River, Inc.	$398
FTI Consulting, Inc.	$1,567
Global Payments, Inc.	$1,860
HMS Holdings Corp.	$364
Informatica Corporation	$784
Parametric Technology Corporation	$1,170
Pegasystems Inc.	$417
Quality Systems, Inc.	$353
Syntel, Inc.	$641
WebMD Health Corp.	$559

Median	$559

MedAssets, Inc. — Reported	$585
Percentile Rank	52

The Compensation Peers were selected based on their potential as competitors for business, investor capital, and/or executive talent. We also attempt to maintain a reasonable overall size comparison as measured by revenue and market capitalization. Our peer group for 2012 compensation determinations was largely unchanged from 2011, with the exception of the removal of Blackboard, Inc. and Emdeon, Inc., which were acquired in 2011 and became privately-owned. The Compensation Committee periodically reviews the Compensation Peers to ensure alignment with the Company’s business strategy, financial success, and talent requirements.

Over the course of the second half of 2012, as part of 2013 compensation planning and in order to gain a better understanding of the market, the Compensation Committee reviewed executive compensation survey data from Radford Surveys, Equilar’s Top 25 Survey and proxy data from our peer group. The Compensation Committee also reviewed the composition of the peer group and determined to add the following six companies as new Compensation Peers: The Advisory Board Company, athenahealth, Inc., Huron Consulting Group, Inc.,

JDA Software Group, Inc., Maximus, Inc., and Navigant Consulting, Inc., as recommended by the Compensation Committee’s consultant, Pearl Meyer & Partners, and to remove Digital River, Inc., Global Payment Systems, Parametric Technology Corporation, and Syntel, Inc. as Compensation Peers in order to more closely align the peer group with the Company’s industry and size.

Compensation Components

Compensation for our NEOs consists of the following elements:

•	Base salary;

•	Annual cash incentives, discretionary cash bonuses and sales commissions;

•	Long-term equity incentives; and

•	Other benefits.

Total compensation for each NEO is intended to be competitive with executives serving in a comparable capacity at the Compensation Peers, as well as to align each NEO’s interests with the interests of our stockholders. We incorporate both short-term performance elements (salary and annual cash-based incentive opportunities) which reward the achievement of desired annual financial performance, and long-term performance elements (equity awards) which reward the achievement of sustained long-term financial performance. Various forms of other compensation are also evaluated and incorporated as deemed necessary. We also provide our NEOs with severance benefits and change in control protections, as described below under the heading “Potential Payments Upon Termination or Change in Control.”

We do not arbitrarily set a fixed weighting to any individual component of compensation, as we believe that total compensation for each NEO must be specifically tailored to meet the competitive characteristics over time applicable to each NEO’s unique role, as well as the performance of the business function or unit for which each NEO is responsible.

Salary

The salary payable to each NEO is intended to provide a fixed component of compensation reflecting the NEO’s skill set, experience, roles and responsibilities. Minimum base salaries for our NEOs are set forth in employment agreements and are subject to review on an annual basis by the Compensation Committee. With respect to the salary of Mr. Bardis, the Compensation Committee makes a recommendation to the Board, which makes the final determination. The determination of salaries for NEOs other than Mr. Bardis are based on his recommendations, which are based on information gathered by the Compensation Committee’s compensation consultant, as well as data obtained through recent recruitment efforts, if appropriate and applicable, and the internal executive compensation structure to determine both internal and external competitiveness. The Compensation Committee also considers other factors, none of which are dispositive or individually weighted, including Company performance, the state of our industry and the economy, and the NEO’s relative importance, responsibilities and performance in making its recommendations.

In 2012, Mr. Ballard’s annual base salary was increased 1.84% in recognition of his outstanding performance in 2011 related to driving new customer acquisition and customer renewals. For 2013, the base salaries of Messrs. Bardis and Strobel, which were approved by the Compensation Committee (and in the case of Mr. Bardis, by the full Board of Directors), were increased from $570,554 to $650,000 and from $350,000 to $362,000, respectively, based on a market assessment conducted by our Compensation Consultant and in consideration of the role, experience, impact and contribution of these executives.

Salary earned by each NEO in 2012 is shown in the “2012 Summary Compensation Table” below.

Annual Cash Incentive Program, Discretionary Cash Bonuses and Sales Commissions

Annual Cash Incentive Program

As a key component of our compensation program, we provide our NEOs with the opportunity to earn annual cash incentives based on the achievement of our short-term business objectives. As additional cash compensation that is contingent on achievement of our business objectives, short-term cash incentives augment the base salary component while being tied directly to corporate and individual performance objectives.

In 2012, the NEOs, as part of a larger group of employees, participated in our annual cash incentive program (the “Program”). Each individual’s annual cash incentive opportunity is referred to as a “target cash incentive”, which is a specific percentage of each individual’s annual base salary. Target cash incentives for NEOs are initially set forth in employment agreements (as applicable) and are subject to subsequent review and amendment by the Compensation Committee.

The following chart shows the target cash incentive for each of our continuing NEOs for 2012:

Name of Executive	2012 Base Salary($)	2012 Target Cash Incentive (As a % of Salary)	Dollar Value of 2012 Target Cash Incentive($)
John A. Bardis	570,554	75%	427,916
Charles O. Garner(1)	350,000	65%	227,500
Michael P. Nolte(2)	342,981	70%	240,087
Rand A. Ballard	450,000	50%	225,000
Gregory A. Strobel	350,000	40%	140,000

(1)	Following the analysis of the executive compensation market assessment in March 2012 and in line with the Company’s pay for performance philosophy, Mr. Bardis recommended and the Compensation Committee approved, increasing Mr. Garner’s target cash incentive from 40% to 65% in order to provide Mr. Garner with a more competitive target opportunity and in recognition of his outstanding performance in his role as CFO since 2011.

(2)	Mr. Nolte’s 2012 salary is the amount of salary earned by Mr. Nolte following his hiring in March 2012. Mr. Nolte’s annual base salary is $435,000.

An NEO’s ability to earn the cash incentive opportunity is determined by the level at which the Program is funded and the outcome of the NEO’s achievement of business objectives, and his performance evaluation by the CEO and/or Compensation Committee, as applicable. For 2012, funding was based on the achievement of adjusted earnings per share (adjusted EPS), which the Compensation Committee determined was a more appropriate financial metric than adjusted EBITDA because adjusted EPS is more closely tied to shareholder returns and further aligns the financial interests of the NEOs with the interests of shareholders. Prior to 2012, the Program was funded based on Company achievement of adjusted EBITDA targets. The funding level for the Program was based on an achievement of adjusted EPS targets as follows:

Adjusted EPS Target(1)	Funding Percentage
Below $1.00	0%
$1.00	30%
$1.05	50%
$1.10	70%
$1.13	100%

(1)	Performance between thresholds is determined by straight line interpolation.

Once the Program has been funded based on the achievement of the adjusted EPS targets for the fiscal year, as described above, the Compensation Committee, in its discretion, may choose to adjust the Program funding based on factors it deems appropriate, including our performance. Once Program funding has been established, the Compensation Committee then exercises its discretion to determine the individual cash incentives for the NEOs under the Program, taking into account recommendations from Mr. Bardis on each other NEO. In making such determinations, the Compensation Committee considers various factors it deems appropriate, such as business performance, individual performance and achievements within an NEO’s areas of responsibility, none of which are individually weighted.

With assistance from Pearl Meyer & Partners, we redesigned our annual cash incentive program in 2013, making several changes to enhance our pay for performance philosophy and to better align the interests of our executives and stockholders. In addition, based on a market assessment conducted by our Compensation Consultant and considering his role, experience, impact and contribution to the Company, along with the Company performance, the Board of Directors approved an increase to the bonus opportunity of Mr. Bardis from 75% to 100% of annual base salary.

2012 Results

The Company’s actual adjusted EPS for 2012 was $1.13, and as a result, the Program was fully funded.

After completing its evaluation of consolidated and segment-level business performance and individual NEO performance, including input from Mr. Bardis on each other NEO, the Compensation Committee, in its discretion, authorized the following annual cash incentives under the Program:

Name	2012 Target Cash Incentive ($)(1)		2012 Actual Cash Incentive Paid ($)		2012 Actual Cash Incentive as a % of 2012 Target Cash Incentive
John A. Bardis	427,916		427,916		100%
Charles O. Garner	227,500		250,000	(3)	110%
Rand A. Ballard	225,000		225,000		100%
Michael P. Nolte	240,087	(2)	240,087		100%
Gregory A. Strobel	140,000		168,000	(3)	120%

(1)	The amounts in this column represent the dollar value of the NEOs 2012 target cash incentive.

(2)	Mr. Nolte’s target cash incentive is pro-rated based on the amount of salary earned following his hiring in March 2012.

(3)	Mr. Bardis recommended and the Compensation Committee, in its discretion under the Program, approved, an increase to the cash incentives paid to Messrs. Garner and Strobel by 10% and 20%, respectively, based on their outstanding efforts in helping to drive financial performance in 2012.

Discretionary Cash Bonuses

The Compensation Committee may also choose, in its discretion, to authorize discretionary cash bonus payments (outside of the Program) to NEOs for outstanding individual performance during the year. In 2012, Mr. Bardis recommended, and the Compensation Committee approved, a discretionary cash bonus award of $110,000 for Mr. Garner, based on his outstanding performance since assuming the role of CFO.

Sales Commissions

Mr. Strobel, given his sales leadership role with the Company prior to his promotion to President, Revenue Cycle Management in August 2011, was eligible to earn certain sales-related residual commissions in 2012. These sales-related commissions are not a principal form of overall cash compensation for Mr. Strobel.

Please see the “2012 Summary Compensation Table” below for more information regarding annual cash incentives, discretionary cash bonuses and sales commissions paid to our NEOs in 2012.

Long-Term Equity Incentives

Historically, we have used equity compensation in the form of stock options, stock-settled stock appreciation rights (“SSARs”) and restricted stock awards that vest based on achievement of certain performance goals, continued employment or a combination of performance and continued employment to motivate and reward our NEOs for the achievement of sustained financial performance and the enhancement of stockholder value. Given the entrepreneurial culture of the Company, the Compensation Committee and the Board of Directors believe that talented employees create a competitive advantage and that recruiting, motivating, and retaining such talented employees requires that such individuals have a vested interest in the long-term success of the business. Accordingly, we have granted equity compensation pursuant to various plans, including the MedAssets, Inc. Long-Term Performance Incentive Plan (the “Plan”), as a part of our broader compensation strategy, which has been and will continue to be a material portion of compensation in the form of equity-based long-term incentive opportunities.

Shares of restricted stock are “full value grants,” meaning that, upon vesting, the recipient is awarded the full share. As a result, while the value executives realize in connection with an award of restricted stock does depend on our stock price, restricted stock generally has some value even if the Company’s stock price significantly decreases following its grant. As a result, restricted stock helps to secure and retain executives and instill an ownership mentality, regardless of whether the Company’s stock price increases or decreases. In contrast, SSARs aim to align the executives’ interest with that of stockholder interests by providing the opportunity for executives to realize value only when the Company’s stock price increases relative to the exercise price following their grant. Accordingly, SSARs may end up having no value if, subsequent to the date of grant, the Company’s stock price declines below the exercise price and does not recover before the expiration of the right. Furthermore, if the stock price does increase relative to the exercise price, the vesting period helps to retain executives. Because the expense to the Company is less for each SSAR than for each share of restricted stock, the Compensation Committee can award an executive significantly more SSARs than restricted stock when attempting to provide a specified value.

Award size and frequency is reviewed annually and is based on a variety of factors, including competitiveness with the previously defined competitive market, each NEO’s demonstrated level of performance over time, the strategic importance of the executive’s position within the Company as a whole and, in the case of new hires, in the Compensation Committee’s discretion, the compensation such executive received from his or her prior employer. In making individual awards, the Compensation Committee considers the recent performance of each NEO, the value of the NEO’s previous awards and our views on NEO retention and succession planning.

As with cash compensation, Mr. Bardis recommends equity awards for each other NEO to the Compensation Committee for its consideration. Equity awards typically fall into three categories for NEOs:

•	awards related to the hiring of an executive officer;

•	awards related to individual performance of the executive officer; and

•	awards related to the promotion of an executive officer.

We have not historically made annual equity award grants to our executives and instead made larger, infrequent grants to align with our business planning approach. The Compensation Committee, as part of a comprehensive review of the Company’s compensation philosophy and strategy in late 2012, evaluated our long-term equity incentive program and decided that, in order to better align with market pay practices and allow for year to year comparisons with our peers, as well as to drive shareholder value through the alignment of incentives with the Company’s performance, beginning in 2013, the Company would make equity award grants on an annual basis in the first quarter of each year. The Compensation Committee believes that an annual equity award program will incorporate equity more directly into our executive compensation program, provide the Compensation Committee with more flexibility when structuring awards, and allow the Compensation Committee to consider grant levels in the context of prior year performance results, current year performance expectations, and all compensation adjustments. In addition to moving to annual equity award grants, the Compensation Committee determined that for 2013, a mix of service-based and performance-based restricted stock, with an emphasis on performance-based restricted stock, would best incent our NEOs to grow the business and will appropriately reward them for the success of the business when performance objectives are achieved, in keeping with our pay-for-performance philosophy.

2012 Award Grants

On March 12, 2012, in connection with the commencement of his employment, Mr. Nolte was granted equity awards in the form of time-vested restricted stock (120,000 shares), performance-based restricted stock (120,000 shares), time-vested SSARs (80,000 SSARs) and performance-based SSARs (80,000 SSARs). One-third of the time-vested restricted stock and SSARs vest after one year and the remainder vest on a monthly basis over the next two years. One-third of the performance-based restricted stock and SSARs are eligible to vest on each of February 28, 2013, 2014 and 2015 based on the achievement of certain Board-approved Company financial performance targets for the preceding fiscal year. Vested SSARs cannot be exercised earlier than the 4th anniversary of Mr. Nolte’s employment. Mr. Bardis recommended, and the Compensation Committee approved, the grant of equity awards to Mr. Nolte based on a desire to align his interests with those of the Company’s shareholders at the outset of his employment. The determination of the size and form of these equity grants was based on consideration of the size and form of equity awards granted to other executives historically, review of a market assessment and the incentive required to attract and secure Mr. Nolte’s services.

2009 – 2012 Period

The Compensation Committee granted equity awards to certain of our NEOs in 2009 under the Plan in the form of service-based and performance-based restricted stock and SSARs, which were intended to cover a four year period to align with our business planning approach.

The Compensation Committee resolved that Diluted Adjusted Earnings per Share growth, or Diluted Adjusted EPS growth, should be used as the performance objective for these awards of SSARs and restricted stock subject to vesting based on the Company’s financial performance. Diluted Adjusted EPS, a non-GAAP measure, is defined as the Company’s fully-diluted net income per share excluding non-cash acquisition-related intangible amortization, non-cash share-based compensation expense and certain Board-approved non-recurring items on a tax-adjusted basis. The Company’s management team and Board of Directors believed the use of Diluted Adjusted EPS as the measure for vesting was appropriate as it could be used to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from the Company’s operations, and by rewarding organic growth and accretive business transactions. The audit committee of the Company’s Board of Directors was responsible for validating the calculation of Diluted Adjusted EPS growth over the relevant period.

The shares of restricted stock granted were subject to performance-based vesting criteria as follows: 50% vesting upon achievement of a 15% compounded annual growth rate of Diluted Adjusted EPS for the three-year period ending December 31, 2011; pro rata vesting of between 50% and 100% based on achievement of a compounded annual growth rate of Diluted Adjusted EPS between 15% and 25% for the three-year period ending December 31, 2011; 100% vesting based on achievement of a 25% compounded annual growth rate of Diluted Adjusted EPS for the three-year period ending December 31, 2011. In addition to meeting the performance targets as discussed above, the grantees had to be employed by the Company through December 31, 2012 in order for the awards that are subject to performance-based vesting criteria to vest. The shares of restricted stock granted subject to service-based vesting criteria vested 100% on December 31, 2012. 100% of the performance-based SSARs vested upon the achievement of a 25% compounded annual growth rate of Diluted Adjusted EPS for the three-year period ended December 31, 2011 and continued employment through December 31, 2012. The service-based SSARs vested 25% annually beginning on December 31, 2009.

The Company achieved a 15% compounded annual growth rate of Diluted Adjusted EPS for the three-year period ended December 31, 2011; therefore, 50% of the performance-based restricted stock granted vested for grantees who remained employed by the Company through December 31, 2012 and 50% was forfeited. As the Company did not achieve a 25% compounded annual growth rate of Diluted Adjusted EPS for the three-year period ended December 31, 2011, none of the performance-based SSARs granted were earned. All service-based vesting awards have now fully vested.

See the “Outstanding Equity Awards Table” below for all outstanding NEO equity award grants as of December 31, 2012.

Equity Award Timing

The Company has a written policy regarding equity award grant timing for our employees that has been followed consistently since the Company’s initial public offering and that is intended to ensure that the timing of equity grants is not influenced by material non-public information. According to this policy, Compensation Committee meetings are scheduled to occur during open trading windows and the exercise price of any applicable equity instrument granted is the closing stock price on the day the grants are approved by the Compensation Committee.

Other Benefits

Retirement Benefits

The Compensation Committee believes that providing a cost-effective retirement benefit for executives is an important recruitment and retention tool. Accordingly, the Company maintains the MedAssets, Inc. Retirement Savings Plan, a tax-qualified defined contribution retirement savings plan (401(k) plan) in which the NEOs are eligible to participate along with other employees. The Company provides a matching contribution of 50% of the first 6% of a participant’s base pay as contributed by each participant to the plan. We do not maintain any other pension, deferred compensation or supplemental executive retirement plan. Matching contributions earned by each NEO in 2012 are shown in the “2012 Summary Compensation Table” and associated footnotes below.

Perquisites and Other Benefits

Generally, the Company does not believe it is necessary for the attraction or retention of management talent to provide our executives with a significant amount of compensation in the form of perquisites or other benefits. Accordingly, we do not have a formal perquisite policy, although the Compensation Committee in its discretion may consider and approve perquisites for any of our NEOs, particularly in the context of new employment agreements or other specific circumstances. Other than as discussed in the “2012 Summary Compensation Table” below, there were no executive perquisites paid to NEOs in 2012.

We also maintain employee benefit programs for our executives and other employees and our NEOs generally participate in our employee health and welfare benefits on the same basis as all employees.

Severance and Change in Control Benefits

We are party to employment agreements with Messrs. Bardis, Garner, Ballard, Nolte, and Strobel and were party to an employment agreement with Mr. Hobbs prior to his resignation. These employment agreements contain terms and conditions that the Compensation Committee determined were necessary and advisable for the long-term retention of these key executives, particularly in the event of a change in control of the company, including severance payments in the event of a separation from service from the Company under certain conditions (which payments are increased in the event that the separation occurs within two years after a change in control). The Compensation Committee also believes that employment agreements with our NEOs are a valuable tool to protect our competitive and confidential information.

In February 2011, as it does from time to time, the Compensation Committee reviewed the terms of the executive officer employment agreements then in effect in light of current best practices and concluded that the provisions contained in the agreements, pursuant to which the NEOs were entitled to additional payments to cover the “golden parachute” excise tax which could be imposed pursuant to Section 4999 of the Internal Revenue Code, should be eliminated from all executive agreements. The Company continued its practice of not providing NEOs with entitlements to such excise tax gross-up payments in 2012.

See the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and the “Potential Payments Upon Termination or Change In Control” sections below for more information on these employment agreements.

Minimum Stock Ownership Requirements

In February 2010, the Company adopted stock ownership requirements for the NEOs. The purpose of the stock ownership requirements is to ensure that NEOs achieve and maintain a minimum level of stock ownership in order to demonstrate that their financial interests are aligned with stockholders. The minimum stock ownership requirements range from 20,000 shares for a Senior Vice President to 100,000 shares for our Chief Executive Officer. In determining whether the target minimum stock ownership level has been achieved, all shares directly owned by the NEO, including shares purchased in the open market or received upon the vesting of restricted stock or the exercise of stock options or SSARs, shares that are beneficially owned by the NEO, such as shares held in “street name” through a broker or shares held in trust, plus one third of any outstanding equity awards are taken into account. The NEOs have five years from the later of adoption of the stock ownership requirements or their becoming a covered executive to attain the minimum stock ownership level. Compliance with the stock ownership requirements is monitored annually by the Compensation Committee. Each of the NEOs had satisfied the stock ownership requirements when their holdings were determined as of April 2013.

Risk Assessment

The Compensation Committee has reviewed our compensation policies and practices to determine whether those policies and practices are reasonably likely to have a material adverse effect on us, and whether such policies and practices create appropriate incentives. In conducting its analysis, the Compensation Committee considered the risk implications of each element of our overall compensation program and determined that the only component that might pose a risk is our annual cash incentive program. While our annual cash incentive programs are intended to incent our employees to achieve short-term financial performance objectives, the Compensation Committee believes that the applicable performance objectives create appropriate incentives, and does not believe that these programs encourage employees to take risks which could have an adverse effect on us. Moreover, as discussed above, the NEOs and other executives have a portion of their compensation in the form of equity incentive awards that are long-term in nature, which the Compensation Committee believes counter-balances any motivation to unduly favor excessive short-term risk taking. For these reasons, the Compensation Committee concluded that our overall compensation policies and practices are not likely to have a material adverse effect on us.

Tax and Accounting Considerations

When it reviews matters of executive compensation, the Compensation Committee is advised, as needed, and considers the anticipated tax treatment of various payments and benefits to the Company and, when relevant, to its executives. For example, Section 162(m) of the Internal Revenue Code generally does not allow public companies to take a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of the three other highest-paid executive officers employed at the end of that company’s fiscal year (other than the chief financial officer). However, compensation that does not exceed $1 million during any fiscal year or that qualifies as “performance-based compensation” is deductible. The Compensation Committee is advised on and considers these rules when approving compensation programs for executive officers. Although the Company has plans that permit the award of deductible compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. Rather, it considers the available alternatives and acts to preserve the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives. In the future, the Company may authorize compensation payments to our NEOs that do not meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code if the Compensation Committee concludes that such payments are appropriate and necessary in order to ensure competitive levels of total compensation to attract and retain our NEOs and other executives.

In making decisions about executive compensation, the Compensation Committee also is advised upon, as needed, and considers how various elements of compensation will affect our financial reporting. For example, we consider the impact of FASB ASC Topic 718, which requires the Company to recognize compensation expense relating to equity awards (including restricted stock and other forms of equity compensation) based upon the fair value of those awards as of the date of their grant.

Compensation, Governance and Nominating Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, our Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Terrence J. Mulligan, Chairman

Vernon R. Loucks, Jr.

C.A. Lance Piccolo

Samuel K. Skinner

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The following table sets forth the cash and non-cash compensation paid or earned by our named executive officers for the fiscal years ended December 31, 2012, 2011 and 2010:

2012 Summary Compensation Table

Name and Position(1)	Fiscal Year	Salary ($)	Bonus ($)(3)	Restricted Stock Award(s) ($)(4)	SSARs Award(s) ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
John A. Bardis	2012	570,554	427,916	—	—	—	11,250	1,009,720
Chairman of the Board, President and Chief Executive Officer	2011	570,554	290,429	—	—	—	6,125	867,108
	2010	533,841	—	—	—	—	7,935	541,776

Charles O. Garner	2012	350,000	360,000	—	—	—	8,498	718,498
Executive Vice President, Chief Financial Officer	2011	319,812	100,000	2,887,200	817,200	—	6,688	4,130,900

Rand A. Ballard	2012	448,749	225,000	—	—	—	7,620	681,369
Senior Executive Vice President, Chief Customer Officer	2011	441,865	173,000	—	—	—	5,628	620,493
	2010	411,586	80,000	—	—	—	7,278	498,864

Michael P. Nolte	2012	342,981	240,087	3,271,200	932,800	—	243,731	5,030,799
Executive Vice President, Chief Operating Officer

Gregory A. Strobel	2012	350,000	168,000	—	—	39,895	7,289	565,184
President, Revenue Cycle Management Segment	2011	304,265	51,380	—	1,819,200	114,353	5,906	2,295,104

Allen W. Hobbs(2)	2012	124,892	—	—	90,470	—	526,500	741,862
Former Executive Vice President, Enterprise Sales	2011	341,810	92,795	—	—	22,457	6,125	463,187
	2010	330,769	120,000	—	—	—	50,166	500,935

(1)	The positions for each NEO are the positions held on December 31, 2012. Messrs. Garner and Strobel were not named executive officers prior to 2011. Mr. Nolte was hired to serve as the Company’s Executive Vice President, Chief Operating Officer effective March 12, 2012. In accordance with SEC regulations, only compensation information starting in the fiscal year in which an individual became a named executive officer is reported in the Summary Compensation Table.

(2)	Mr. Hobbs, Executive Vice President of Enterprise Sales, resigned from the Company effective May 4, 2012.

(3)	These amounts represent payments under the annual cash incentive program. For more information on the 2012 annual cash incentive program, refer to “Annual Cash Incentive Program, Discretionary Cash Bonuses and Sales Commissions — Annual Cash Incentive Program” above. The amount reported for Mr. Garner also includes a discretionary cash bonus award of $110,000, as discussed above under “Annual Cash Incentive Program, Discretionary Cash Bonuses and Sales Commissions — Discretionary Cash Bonuses.”

(4)

These amounts represent the aggregate grant date fair value of awards granted to Mr. Nolte in 2012, determined under FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For restricted stock, that value is based on the fair market value of the Company’s common stock on the grant date (March 12, 2012) determined by reference to the closing price per share of the Company’s common stock, which was $13.63. For SSARs, the grant date fair value is determined by reference to the Black-Scholes value, which was determined to be $5.83 per share on March 12, 2012. For information on the valuation assumptions with respect to awards made, refer to footnote 10 of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on February 27, 2013. Regardless of the value on the grant date, the actual value depends on the market value of the Company’s common stock on a date in the future when restricted stock vests or SSARs are exercised. Refer to the “2012 Award Grants” section in the “Compensation Discussion and Analysis” above and the 2012 Grants of Plan-Based Awards Table and related narrative disclosure below for more information on these awards. For Mr. Hobbs, the amount shown represents the Company’s incremental accounting expense in 2012, computed in accordance with FASB ASC Topic 718, associated with the automatic vesting of unvested equity awards (pursuant to the terms of the employment agreement between Mr. Hobbs and the Company). For more information, refer to “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

(5)	This amount represents sales commission payments to Mr. Strobel. For more information on the sales commissions, refer to “Annual Cash Incentive Program, Discretionary Cash Bonuses and Sales Commissions — Sales Commissions” above.

(6)	Messrs. Bardis, Garner, Ballard and Strobel’s other compensation was composed entirely of matching contributions made by the Company on their behalf related to the Company’s retirement savings plan. Mr. Nolte’s other compensation was $243,731, $235,231 of which represents relocation expenses paid by the Company in connection with the commencement of his employment, which we viewed as a necessary inducement for Mr. Nolte to join us, with the remainder being matching contributions made by the Company on his behalf related to the retirement savings plan. Mr. Hobbs’ other compensation was $526,500, $523,534 of which represents the full severance amount payable to Mr. Hobbs by the Company under the terms of Mr. Hobbs’ employment agreement with the Company, with the remainder being matching contributions made by the Company on his behalf related to the retirement savings plan during the period of his employment in 2012.

Grants of Plan-Based Awards

The following table sets forth information about the non-equity incentive awards and equity-based awards we granted to each of our named executive officers in 2012 under our annual cash incentive program and our Long-Term Performance Incentive Plan, respectively.

2012 Grants of Plan-Based Awards Table

	Grant Date	Estimated Future Payments Under Non- Equity Incentive Plan Awards ($)(1)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock- Settled Stock Appreciation Right Awards: Number of Securities Underlying Stock-Settled Stock Appreciation Right Awards (#)	Exercise or Base Price of SSARs Awards ($)(2)	Grant Date Fair Value of Stock Awards and SSARs ($)(3)
Name of Executive		Threshold	Target
John A. Bardis	—	—	—	—	—	—	—
Charles O. Garner	—	—	—	—	—	—	—
Rand A. Ballard	—	—	—	—	—	—	—
Michael P. Nolte	3/12/2012	—	—	120,000	—	—	1,635,600
	3/12/2012			120,000			1,635,600
	3/12/2012				80,000	13.63	466,400
	3/12/2012	—	—		80,000	13.63	466,400
Gregory A. Strobel	—	—	39,895	—	—	—	—
Allen W. Hobbs	—	—	—	—	—	—	—

(1)

The amount shown in these columns represents the target sales commission potential for Mr. Strobel for 2012. There is no set minimum or maximum payout amount. For more information on the sales commissions, refer to “Annual Cash Incentive Program, Discretionary Cash Bonuses and Sales

Commissions — Sales Commissions” above. The actual amounts earned by Mr. Strobel for 2012 are reported in the 2012 Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation” and are further described in note 5 of the Summary Compensation Table above.

(2)	The exercise price per SSAR assigned at the date of grant was set equal to the fair market value per share on the grant date.

(3)	These amounts represent the aggregate grant date fair value of awards granted to Mr. Nolte in 2012, determined under FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For restricted stock, that value is based on the fair market value of the Company’s common stock on the grant date (March 12, 2012) determined by reference to the closing price per share of the Company’s common stock, which was $13.63. For SSARs, the grant date fair value is determined by reference to the Black-Scholes value, which was determined to be $5.83 per share on March 12, 2012. For information on the valuation assumptions with respect to awards made, refer to footnote 10 of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on February 27, 2013. Regardless of the value on the grant date, the actual value depends on the market value of the Company’s common stock on a date in the future when restricted stock vests or SSARs are exercised. Refer to the “2012 Award Grants” section in the “Compensation Discussion and Analysis” above for more information on these awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements with Messrs. Bardis, Garner, Ballard, Nolte and Strobel

The material terms of the employment agreements for Messrs. Bardis, Garner and Ballard (amended and restated in May 2011), Mr. Nolte (March 2012) and Mr. Strobel (June 2011) are as follows:

•

The agreements contain an initial two-year (or, in the case of Mr. Ballard, three-year) term with an automatic one-year extension each year thereafter unless either party provides written notice to the other of its intention not to renew the agreement at least 12 months prior to the expiration of the then-current term.

•

The agreements provide for an annual base salary of: $570,554 for Mr. Bardis; $350,000 for Mr. Garner; $441,865 for Mr. Ballard; $435,000 for Mr. Nolte and $275,000 for Mr. Strobel, in each case subject to increase as may be approved by the Compensation Committee. See the “Salary” section of the “Compensation Discussion and Analysis” above for details on increases to NEO salaries in 2012.

•

Each NEO is eligible to participate in an annual cash incentive program established by the Board of Directors in each fiscal year during the employment term, with an annual target cash incentive of 75% of base salary in the case of Mr. Bardis, 50% of base salary in the case of Mr. Ballard, 70% of base salary in the case of Mr. Nolte and 40% of base salary in the case of Messrs. Garner and Strobel. The Compensation Committee may approve increases to these target cash incentives. See the “Annual Cash Incentive Program, Discretionary Cash Bonuses and Sales Commissions—Annual Cash Incentive Program” section of the “Compensation Discussion and Analysis” above for details on increases to NEO annual target cash incentives in 2012.

•

Each NEO is entitled to receive certain severance payments and benefits following a change in control and/or a termination of employment under certain conditions. See the “Potential Payments Upon Termination or Change in Control” section below for details on these provisions.

•

The employment agreements contain standard confidentiality provisions and subject the NEOs to noncompetition and non-solicitation obligations during the term of employment and, in the case of Mr. Ballard, for 60 months following termination of employment for any reason and, in the cases of Messrs. Bardis, Garner and Nolte, for 24 months following termination of employment for any reason. The employment agreement for Mr. Strobel subjects him to non-solicitation obligations during the term of employment and for 24 months following termination of employment for any reason, and to non-competition obligations during the term of employment and for 12 months following termination of employment for any reason.

Employment Agreement with Mr. Hobbs

Mr. Hobbs resigned from the Company effective May 4, 2012. Under the terms of his employment agreement (entered into in January 2012) with the Company, Mr. Hobbs is entitled to receive certain severance payments and benefits in connection with his separation. Refer to the narrative discussion following the “Potential Payments Upon Termination or Change in Control” table below for details on this arrangement.

Long-Term Performance Incentive Plan

We maintain the Plan, which provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards (collectively, “Awards”) to our current and prospective employees, non-employee members of the Board of Directors, and other service providers. The Plan was approved by the stockholders of the Company at the Company’s 2008 Annual Meeting of Stockholders. The Plan was designed to promote the creation of long-term value for the Company’s stockholders by aligning the interests of the senior management team with those of the stockholders and to aid in the Company’s ability to attract, retain and motivate qualified individuals to become and remain employees, officers, directors and consultants of the Company. Our Compensation Committee administers the Plan and is authorized to, among other things, designate participants, grant Awards, determine the number of shares of common stock to be covered by Awards and determine the terms and conditions of any Awards, and construe and interpret the Plan and related Award agreements. The Plan initially reserved for issuance a number of shares of common stock equal to the sum of (x) 5,500,000, and (y) the number of shares of our common stock that were available for grant under the Company’s 1999 Stock Incentive Plan and the Company’s 2004 Long-Term Incentive Plan, subject to adjustment in the event of any change in the outstanding common stock or the capital structure of the Company or any other similar corporate transaction or event.

See the “Long-Term Equity Incentives” section of the “Compensation Discussion and Analysis” above for details on equity awards to NEOs in 2012.

Aggregate Stock Option and SSAR Exercises and Restricted Stock Vested

The following table provides information for stock option and SSAR award exercises and restricted stock which vested during 2012, including the number of shares acquired upon stock option/SSAR exercises and the resulting value realized from the exercise; and the number of shares of restricted stock which vested and the resulting value realized. The amounts shown in the Value Realized on Exercise column equal the number of stock options/SSARs exercised multiplied by the difference between the fair value of a share of stock at the time of exercise and the stock option/SSAR exercise price and does not necessarily reflect proceeds actually received by the NEOs. The amounts shown in the Value Realized on Vesting Column equal the number of shares vested multiplied by the closing price of the Company’s stock on the vesting date.

2012 Stock Option/SSARs Exercises and Restricted Stock Vested Table

	Stock Option/SSAR Awards		Restricted Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John A. Bardis(1)	115,631	597,142	106,471	1,785,519
Charles O. Garner(2)	—	—	50,045	839,255
Rand A. Ballard(3)	70,686	469,608	77,233	1,295,197
Michael P. Nolte	—	—	—	—
Gregory A. Strobel(4)	19,200	158,462	14,045	235,535
Allen W. Hobbs(5)	93,704	394,399	24,510	313,728

(1)	On November 27, 2012, Mr. Bardis exercised: (i) 16,630 stock options with an exercise price of $2.86 and fair market value of $16.51; (ii) 54,201 stock options with an exercise price of $9.68 and fair market value of $16.51; and (iii) 44,800 stock options with an exercise price of $9.29 and fair market value of $16.51. On December 31, 2012, 106,471 restricted shares vested for Mr. Bardis having a fair market value of $16.77 per share.

(2)	On December 31, 2012, 50,045 restricted shares vested for Mr. Garner having a fair market value of $16.77 per share.

(3)	On November 14, 2012, Mr. Ballard exercised: (i) 7,285 stock options with an exercise price of $9.68 and fair market value of $15.85; and (ii) 44,800 stock options with an exercise price of $9.29 and fair market value of $15.85. On November 20, 2012, Mr. Ballard exercised 18,602 stock options with an exercise price of $9.68 and fair market value of $16.71. On December 31, 2012, 77,233 restricted shares vested for Mr. Ballard having a fair market value of $16.77 per share.

(4)	On August 31, 2012, Mr. Strobel exercised 10,000 stock options with an exercise price of $9.29 and fair market value of $17.07. On October 1, 2012, Mr. Strobel exercised 5,000 stock options with an exercise price of $9.29 and fair market value of $17.77. On October 11, 2012, Mr. Strobel exercised 4,200 stock options with an exercise price of $9.29 and fair market value of $18.40. On December 31, 2012, 14,045 restricted shares vested for Mr. Strobel having a fair market value of $16.77 per share.

(5)	On July 5, 2012, Mr. Hobbs exercised: (i) 12,268 stock options with an exercise price of $9.68 and fair market value of $13.65; and (ii) 32,732 stock options with an exercise price of $9.29 and fair market value of $13.65. On July 10, 2012, Mr. Hobbs exercised 38,000 stock options with an exercise price of $9.29 and fair market value of $13.60. On July 11, 2012, Mr. Hobbs exercised 9,268 stock options with an exercise price of $9.29 and fair market value of $13.52. On August 3, 2012, Mr. Hobbs exercised 27,979 SSARs with an exercise price of $14.74 and fair market value of $15.77. On May 4, 2012, 24,510 restricted shares vested for Mr. Hobbs having a fair market value of $12.80 per share.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information on equity award holdings by the NEOs as of December 31, 2012. Information regarding vesting terms for each grant can be found in the footnotes following the table. For additional information about our equity awards, refer to the “Long-Term Equity Incentives” section of the “Compensation Discussion and Analysis” above.

Outstanding Equity Awards Table (as of December 31, 2012)

Name of Executive	Grant Date		Number of Securities Underlying Unexercised Options/SSARs Exercisable (#)	Number of Securities Underlying Unexercised Options/SSARs Unexercisable (#)	Option/SSAR Exercise Price ($)	Option/SSAR Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (#)	Market Value of Shares of Restricted Stock That Have Not Vested(14) ($)
John A. Bardis	1/5/2009	(1)	121,542	—	14.74	1/5/2016	—	—
Charles O. Garner	11/11/2005	(2)	3,200	—	2.86	11/11/2015	—	—
	9/10/2007	(3)	7,068	—	9.29	9/10/2017	—	—
	3/25/2008	(4)	6,992	242	15.95	3/25/2018	—	—
	1/5/2009	(1)	15,910	—	14.74	1/5/2016	—	—
	5/9/2011	(5)	—	—	—	—	108,000	1,811,160
	5/9/2011	(6)	39,998	80,002	16.04	5/9/2018	—	—
Rand A. Ballard	3/25/2008	(4)	14,579	503	15.95	3/25/2018	—	—
	1/5/2009	(1)	88,166	—	14.74	1/5/2016	—	—
Michael P. Nolte	3/12/2012	(7)	—	80,000	13.63	3/12/2019	—	—
	3/12/2012	(8)	—	80,000	13.63	3/12/2019	—	—
	3/12/2012	(9)	—	—	—	—	120,000	2,012,400
	3/12/2012	(10)	—	—	—	—	120,000	2,012,400
Gregory A. Strobel	9/10/2007	(3)	800	—	9.29	9/10/2017	—	—
	3/25/2008	(4)	3,376	242	15.95	3/25/2018	—	—
	1/5/2009	(1)	11,933	—	14.74	1/5/2016	—	—
	11/12/2009	(11)	31,666	18,334	22.45	11/12/2016	—	—
	3/3/2011	(12)	65,998	114,002	15.57	3/3/2018	—	—
	11/9/2011	(13)	27,998	92,002	11.58	11/9/2018	—	—
Allen W. Hobbs	—		—	—	—	—	—	—

(1)	These service-based stock-settled stock appreciation rights (SSARs) vested 25% annually beginning on December 31, 2009 and are fully vested.

(2)	These stock options vested equally (over the course of 60 months) on the first day of each month beginning on November 1, 2005, such that 100% of the options were fully vested on October 1, 2010.

(3)	These stock options vested equally (over the course of 60 months) on the first day of each month beginning on September 1, 2007, such that 100% of the options were fully vested on August 1, 2012.

(4)	These stock options vest equally (over the course of 60 months) on the first day of each month beginning on March 1, 2008, such that 100% of the options will be fully vested on February 1, 2013.

(5)	These restricted shares vest 20% annually beginning on December 31, 2011 such that all shares will be fully vested on December 31, 2015.

(6)	These SSARs vest equally (over the course of 60 months) beginning on May 1, 2011 such that 100% of the SSARs will be fully vested on April 1, 2016.

(7)	One-third of these performance-based SSARs are eligible to vest on each of February 28, 2013, 2014 and 2015 based on the achievement of certain Company financial performance targets. Vested SSARs cannot be exercised earlier than the 4th anniversary of Mr. Nolte’s employment.

(8)	One-third of these service-based SSARs vest on March 12, 2013 and the remainder vest on a monthly basis over the next two years, such that 100% of the SSARs will be fully vested on March 12, 2015. Vested SSARs cannot be exercised earlier than the 4th anniversary of Mr. Nolte’s employment.

(9)	One-third of these performance-based restricted shares are eligible to vest on each of February 28, 2013, 2014 and 2015 based on the achievement of certain Company financial performance targets.

(10)	One-third of these service-based restricted shares vest on March 12, 2013 and the remainder vest on a monthly basis over the next two years, such that 100% of the restricted shares will be fully vested on March 12, 2015.

(11)	These stock options vest equally (over the course of 60 months) on the first day of each month beginning on November 1, 2009, such that 100% of the options will be fully vested on October 1, 2014.

(12)	These SSARs vest equally (over the course of 60 months) beginning on March 1, 2011 such that 100% of the SSARs will be fully vested on February 1, 2016.

(13)	These SSARs vest equally (over the course of 60 months) beginning on November 1, 2011 such that 100% of the SSARs will be fully vested on October 1, 2016.

(14)	The market value is computed using the closing market price ($16.77) of the company’s stock on December 31, 2012.

Potential Payments Upon Termination or Change In Control

The information in the table below describes and quantifies certain estimated compensation that would become payable following a change in control or termination of employment of certain of our NEOs. The table assumes that the change in control or termination of employment occurred on December 31, 2012. The compensation shown below does not include any unvested stock options or SSARs which were “underwater” on this date or forms of compensation generally available to all salaried employees upon termination of employment, such as distributions under the Savings Plan, disability benefits and accrued vacation pay. Mr. Hobbs is not included in the table below because he was not employed as of December 31, 2012. For more information regarding amounts payable to Mr. Hobbs in connection with this termination, as well as the material conditions and obligations under the NEOs employment agreements, refer to the narrative discussion following the table and footnotes below.

	Event	Salary ($)(5)	Cash Incentive ($)(5)	Lump Sum ($)	Value of Unvested Stock Options/SSARs Awards ($)(6)	Value of Unvested Restricted Stock Awards ($)(7)	Total ($)
John A. Bardis	(1)	—	—	—	—	—	—
	(2)	1,711,662	1,283,747	45,000	—	—	3,040,409
	(3)	1,141,108	855,831	45,000	—	—	2,041,939
	(4)	—	427,916	—	—	—	427,916
Charles O. Garner	(1)	—	—		58,599	1,811,160	1,869,759
	(2)	700,000	455,000	45,000	58,599	1,811,160	3,069,759
	(3)	350,000	227,500	45,000	58,599	1,811,160	2,492,259
	(4)	—	227,500	—	—	—	227,500
Rand A. Ballard	(1)	—	—	—	412	—	412
	(2)	1,325,595	662,798	45,000	412	—	2,033,804
	(3)	883,730	441,865	45,000	412	—	1,371,007
	(4)	—	220,933	—	—	—	220,933
Michael P. Nolte	(1)	—	—	—	—	—	—
	(2)	870,000	609,000	45,000	502,400	4,024,800	6,051,200
	(3)	435,000	304,500	45,000	502,400	4,024,800	5,311,700
	(4)	—	304,500	—	—	—	304,500
Gregory A. Strobel	(1)	—	—	—	—	—	—
	(2)	700,000	280,000	45,000	614,492	—	1,639,492
	(3)	350,000	140,000	45,000	614,492	—	1,149,492
	(4)	—	140,000	—	—	—	140,000

Events:

(1)	Change in Control. Pursuant to the terms of certain of the NEO equity agreements: in the event of a change in control, all equity awards held which have not previously vested prior to the date of such change in control fully vest upon such change in control.

(2)	Change in Control and Qualifying Termination. Pursuant to the terms of the NEO employment agreements: in the event that the NEO’s employment is terminated by us without “cause” or by the NEO with “good reason” within the two-year period following a change in control, the NEO will be entitled to, subject to the execution of a release: (i) full vesting of all equity awards; (ii) three times (or, in the case of Messrs. Garner, Nolte and Strobel two times) salary and annual target cash incentive amounts; and (iii) $45,000.

(3)	Qualifying Termination Other Than in Connection With a Change in Control. Pursuant to the terms of the NEO employment agreements: in the event that the NEO’s employment is terminated by us without “cause” or by the NEO with “good reason” at any time (other than during the two years following a change in control), the NEO will be entitled to, subject to the execution of a release: (i) full vesting of all equity awards; (ii) two times (or, in the case of Messrs. Garner, Nolte and Strobel one times) salary and target annual cash incentive payments; and (iii) $45,000.

(4)	Termination by Death or Disability. Pursuant to the terms of the NEO employment agreements: in the event that the NEO’s employment is terminated by virtue of his death or disability, the NEO will be entitled to, subject to execution of a release, a pro-rated annual cash incentive payment in respect of the year of such termination. Pursuant to the employment agreements, the pro-rata annual cash incentive payment amount will be determined based on an NEO’s target annual cash incentive payment (if such termination occurs during the year in which employment commences) or the actual annual cash incentive payment paid or payable for the immediately prior fiscal year (if such termination occurs after the year in which employment commences). The amounts shown above are based on target cash incentive for 2012.

(5)	The salary amounts and cash incentives are based on annual base salaries as of December 31, 2012. Numbers are rounded to the nearest dollar, as applicable.

(6)	The amounts in this column are based on the fair market value of those unvested stock options/SSARs awards which were outstanding as of December 31, 2012. The amounts are calculated by taking the fair market value per share of stock ($16.77, closing price on December 31, 2012) minus the related exercise price of each stock option/SSAR multiplied by the number of stock options/SSARs.

(7)	The amounts in this column are based on the fair market value of those unvested shares of restricted stock which were outstanding as of December 31, 2012. The amounts are calculated by taking the fair market value per share of stock ($16.77, closing price on December 31, 2012) multiplied by the number of shares of restricted stock.

Employment Agreement with Allen W. Hobbs

Effective May 4, 2012, Mr. Hobbs resigned from his position as the Company’s Executive Vice President of Enterprise Sales. Under the terms of his employment agreement with the Company, as a result of his departure, Mr. Hobbs was entitled to receive, subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates: (i) full vesting of all equity awards; (ii) one year of salary ($341,810) and target annual cash incentive ($136,724) payable in substantially equal installments over the 12 month period following his termination date; and (iii) an additional cash amount of $45,000. Additionally, Mr. Hobbs is subject to non-solicitation, non-hire and non-interference obligations for 24 months following his termination of employment, and to non-competition obligations for 12 months following his termination of employment.

BOARD OF DIRECTORS

PROPOSAL NO. 1 — Election of Directors

The Board of Directors consists of ten members. In accordance with the terms of our amended and restated certificate of incorporation, the Board of Directors is divided into three staggered classes of directors of, as nearly as possible, the same number. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. Each of the three individuals identified below has been nominated to stand for election for a three-year term that expires at the 2016 annual meeting of the Company’s stockholders. Each of these individuals has consented to be named as a nominee in this proxy statement and to serve as a director until the expiration of his respective term and until such nominee’s successor has been elected or qualified or until the earlier resignation or removal of such nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE COMPANY’S NOMINEES ON THE ENCLOSED PROXY CARD.

Should any one or more of the nominees named in this proxy statement become unable to serve for any reason or, for good cause, will not serve, which is not anticipated, the Board of Directors may designate substitute nominees, unless the Board of Directors by resolution provides for a lesser number of directors. In this event, the proxy holders will vote for the election of such substitute nominee or nominees.

The Board has nominated Messrs. John A. Bardis, Harris Hyman IV and Terrence J. Mulligan for election as Class III directors at our 2013 Annual Meeting of Stockholders for a term of three years to serve until the 2016 annual meeting of stockholders, and until their respective successors have been elected and qualified. The Class I directors (Messrs. Ballard, Loucks and Rutherford) and the Class II directors (Ms. Zierhoffer and Messrs. Piccolo, Skinner and Wesson) will serve until the annual meetings of stockholders to be held in 2014 and 2015, respectively, and until their respective successors have been elected and qualified.

The following is a brief listing of the term as a director of our Board, principal occupation, business experience and other directorships of the nominees for election as Class III Directors.

Nominees for Directors in Class III

(The term of these nominee directors would expire at the annual meeting of stockholders in 2016)

John A. Bardis founded MedAssets in June 1999 and has served as Chairman, President and Chief Executive Officer since its inception. Beginning with American Hospital Supply and Baxter International, he held various senior management positions, including Vice President of the Baxter Operating Room Division and General Manager of the Eastern Zone. Mr. Bardis left Baxter in 1987 to join Kinetic Concepts. Kinetic Concepts, a NASDAQ traded company, was the nation’s largest specialty bed and medical equipment rental company at the time of his departure as President in 1992. From 1992 to 1997, Mr. Bardis was President and CEO of TheraTx, Inc., another NASDAQ traded company, which was a leading provider of rehabilitation services and operator of skilled nursing facilities. In 1995, TheraTx was named the second fastest growing public company in America by INC. Magazine, growing from $15mm to over $500mm in revenue in 5 years. Mr. Bardis was named Entrepreneur of the year by INC Magazine in 1995. Mr. Bardis graduated with a B.S. in Business from the University of Arizona. Mr. Bardis is the founder of Hire Heroes USA and is Chairman of the Atlanta Fire Youth Hockey Club. In 2013, Mr. Bardis was appointed to the Board of Advisors of the Eller College of Management at the University of Arizona and to the board of The Committee to Preserve Olympic Wrestling. In 2011, Mr. Bardis was appointed to the board of the United States Anti-Doping Agency (USADA). Mr. Bardis was Team Leader of the U.S. Greco-Roman Wrestling Team for the 2007 World Championships and the 2008 Beijing Olympics. Mr. Bardis has more than 25 years of experience in the healthcare industry. Mr. Bardis’ experience in growing companies and his knowledge of all aspects of the Company’s business and the healthcare industry strongly qualify him to continue to serve as the Company’s Chairman and Chief Executive Officer.

Harris Hyman IV has served as a director and a member of the Audit Committee of the Board of Directors since March 2005. Mr. Hyman is a Senior Principal of Flexpoint Ford LLC, a private equity firm focused on the healthcare and financial services sectors. From 2003 to 2007, Mr. Hyman served as a General Partner of a middle market private equity firm, where he was responsible for the firm’s healthcare investment activity. Previously, Mr. Hyman was a Managing Director of Credit Suisse First Boston, where he served as Co-Head of Healthcare Mergers and Acquisitions. Mr. Hyman served on the Board of Directors of United BioSource Corporation from 2003 to 2010 and currently serves on the Board of Directors and Compensation Committee of Eagle Hospital Physicians, Inc. Mr. Hyman received a B.S.E. degree, magna cum laude, from Princeton University and an M.B.A. from Harvard Business School. Mr. Hyman’s extensive experience in the healthcare industry, specifically with respect to the capital markets and mergers and acquisitions, allows him to provide an important perspective on the Company’s corporate operations.

Terrence J. Mulligan has served as one of our directors since June 1999, and currently serves as Vice-Chairman of the Board of Directors and Chairman of the Senior Advisory Board. Additionally, he also serves as Chairman of the Compensation, Governance and Nominating Committee. Mr. Mulligan retired in 1996 from Baxter International, after serving 26 years with the company where he was Group Vice President of Health Systems, and prior to that, was Senior Vice President of Corporate Sales and Marketing. He was a member of both the Senior Management and Operating Management Committees at Baxter International. Since 2008, Mr. Mulligan currently serves on the Board of Directors and Compensation and Governance Committees of Wellmark, Inc., headquartered in Des Moines, Iowa. Mr. Mulligan holds a B.S.S.E. from the University of Iowa. Mr. Mulligan served in the United States Army from 1968-1970 and was stationed in Heidelberg, Germany. Mr. Mulligan was awarded the Army Commendation Medal as a 1st. Lieutenant, for “Exceptionally Meritorious Service in Europe” in 1970. Mr. Mulligan brings over 40 years of experience in the healthcare industry, and the breadth and depth of his knowledge of the industry, his service on the compensation committees of three publicly traded companies and his exceptional tenure on the Board of Directors well qualifies him to serve as a director and as Chairman of the Compensation, Governance and Nominating Committee.

APPOINTMENT OF AUDITORS

PROPOSAL NO. 2 — Ratification of the Appointment of Auditors

The Board of Directors upon the recommendation of the Audit Committee has retained KPMG LLP as independent registered public accounting firm to report on the consolidated financial statements of the Company for the fiscal year ending December 31, 2013 and to perform such other services as may be required of them.

The Board of Directors has directed that management submit the appointment of the independent registered public accounting firm, KPMG LLP, for ratification by the stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate stockholder questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL NO. 3 — Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, (the “Dodd-Frank Act”), enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act.

As described in detail under the heading “Compensation Discussion and Analysis” our executive compensation program is designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of specific annual and long-term financial, strategic and corporate goals. Please read the “Compensation Discussion and Analysis” section for additional details about our executive compensation program, including information about the fiscal year 2012 compensation of our named executive officers.

We are requesting that our stockholders indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board of directors. Our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

APPROVAL OF AMENDMENT TO LONG TERM PERFORMANCE INCENTIVE PLAN AND RE-APPROVAL OF PERFORMANCE GOALS SPECIFIED THEREIN

PROPOSAL NO. 4 — Approval of Amendment to Long Term Performance Incentive Plan and Re-Approval of Performance Goals Specified Therein

Background

On April 25, 2013, the Board of Directors unanimously approved an amendment to our Long Term Performance Incentive Plan (the “LTPIP”), subject to the approval of the Company’s stockholders, to increase the number of shares of common stock authorized for issuance under the LTPIP by an additional 2,600,000 shares, which as of March 28, 2013, had a fair market value of $19.25. In addition, the Company is requesting that stockholders re-approve the performance goals under the LTPIP so that certain awards under the LTPIP may continue to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

The LTPIP, which was approved by the Company’s stockholders on October 30, 2008, provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards to eligible persons. Prior to the amendment to the LTPIP, the maximum number of shares available for the grant of awards under the LTPIP was 5,500,000, plus the number of shares subject to awards under the Company’s 1999 Stock Incentive Plan (the “1999 Plan”) and 2004 Long-Term Incentive Plan (the “2004 Plan,” and, together with the 1999 Plan, the “Prior Plans”) that are ultimately not delivered to participants. As of March 31, 2013, there were (i) 1,602,097 shares subject to awards granted under the Prior Plans, (ii) 4,607,942 shares subject to awards granted under the LTPIP and (iii) 1,608,318 shares of common stock remaining available for the grant of awards under the LTPIP. The foregoing totals do not include 173,502 shares subject to the outstanding options and 33,341 shares of unvested restricted stock under the 2010 Special Stock Incentive Plan (the “2010 Plan”) because such shares will not be available under the LTPIP even if those shares are ultimately not delivered to the holders.

Under the LTPIP, as amended, the Company will be authorized to issue an additional 2,600,000 shares of common stock (i.e., shares not already available for grant under the LTPIP), which represents less than 5% of our outstanding common stock and of our fully diluted common stock as of March 31, 2013. The amendment to the LTPIP also effected a technical revision to prohibit the granting of stock options at exercise prices that are less than the fair market value of a share of common stock on the date of grant.

As discussed above in the Compensation Discussion and Analysis, beginning in 2013, the Compensation Committee expects to make equity award grants on an annual basis in order to incorporate equity more directly into our executive compensation program, provide the Compensation Committee with more flexibility when structuring awards, and allow the Compensation Committee to consider grant levels in the context of prior year performance results, current year performance expectations, and all compensation adjustments. The Board of Directors amended the LTPIP because the number of shares currently available for grant under the LTPIP is insufficient to support the Company’s desire to compensate its NEOs and other employees, as well as future employees, with equity-based compensation, and because the Company believes that the LTPIP, which serves as the Company’s primary equity-based compensation plan, has been successful in aligning the interests of the senior management team with those of the stockholders and instrumental in the Company’s ability to attract, motivate and retain team members.

As of March 31, 2013, options and SSARs covering 4,820,116 shares of our common stock with a weighted average exercise price of $14.34 and a weighted average remaining term of 4.07 years were outstanding under our equity compensation plans. There were also outstanding under our equity compensation plans, as of March 31, 2013, 1,596,766 unvested shares of restricted stock. These totals include the outstanding options and unvested restricted stock associated with all plans, including the LTPIP, the 1999 Plan, the 2004 Plan and the 2010 Plan. Finally, as of March 31, 2013, 1,608,318 shares were available for future grant under the LTPIP. The Company actively manages its use of shares of common stock available for equity-based compensation each year to maintain an acceptable burn rate, and its average annual burn rate over the three-year period ending December 31, 2012 was 3.05% (counting each share subject to a restricted stock award as two shares). The following table sets forth, for each of the specified periods, the number of shares subject to stock options, restricted stock, and SSARs granted:

Type of Equity Grant	2010	2011	2012
Stock Options and SSARs	1,874,761	926,064	572,657
Restricted Stock	358,543	239,027	318,465
Totals:	2,233,304	1,165,091	891,122
Weighted Average Number of Common Shares Outstanding	56,433,741	57,297,617	57,452,051

The following table sets forth information regarding securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2012 and as of March 31, 2013, respectively:

	Equity Compensation Plan Information as of December 31, 2012				Equity Compensation Plan Information as of March 31, 2013
	(a)	(b)	(c)		(d)	(e)	(f)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))		Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (d))
Equity compensation plans approved by security holders	5,591,694	$13.86	3,175,249	(1)	4,646,614	14.20	2,025,651	(2)
Equity compensation plans not approved by security holders(3)	187,500	$18.14	—		173,502	18.14	—

Total	5,779,194	$14.00	3,175,249		4,820,116	14.34	2,025,651

(1)	Amount represents 2,746,247 securities remaining available for future issuance are issuable under our LTPIP, as well as 429,002 securities remaining available for future issuance under our Employee Stock Purchase Plan, of which 11,669 are subject to purchase during the current purchase period. See footnote 10 of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on February 27, 2013 for a discussion of the equity plans. The amount shown does not include the 2,600,000 shares of our common stock that would be available for issuance under the LTPIP if this proposal is approved.

(2)	Amount represents 1,608,318 securities remaining available for future issuance are issuable under our LTPIP, as well as 417,333 securities remaining available for future issuance under our Employee Stock Purchase Plan, of which 17,629 are subject to purchase during the current purchase period. This is an estimate based on the closing price as of March 28, 2013 and current participation. The current purchase period ends August 30, 2013. Actual shares purchased are based on stock price at time of purchase. See footnote 10 of the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on February 27, 2013 for a discussion of the equity plans. The amount shown does not include the 2,600,000 shares of our common stock that would be available for issuance under the LTPIP if this proposal is approved.

(3)	Amount represents SSARs, net of forfeitures, issued pursuant to the 2010 Plan. Additionally, as of December 31, 2012, there were 36,466 unvested restricted shares, and as of March 31, 2013, there were 33,341 unvested restricted shares associated with this plan. The 2010 Plan was adopted by the Company’s Board of Directors on November 23, 2010 in connection with the acquisition of Broadlane Intermediate Holdings, Inc. pursuant to an exception to the requirement for stockholder approval under NASDAQ rules. No further equity grants will be issued under the 2010 Plan.

If the requisite stockholder approval of the amendment to the LTPIP is not obtained, the amendment will not take effect, but the Company may continue to grant awards under the LTPIP in accordance with the current terms and conditions thereof. The Board of Directors believes that the increase in the shares available under the LTPIP will serve a critical role in attracting and retaining the high caliber employees essential to the Company’s success and in motivating these individuals to enhance our growth and profitability. The Board of Directors also believes that stock ownership by employees provides performance incentives and fosters long-term commitment to our benefit and to the benefit of our stockholders. Therefore, the Board of Directors urges stockholders to approve the amendment to the LTPIP to increase the shares available for issuance thereunder.

In addition, the Company is requesting that stockholders re-approve the performance goals under the LTPIP for purposes of Section 162(m) of the Internal Revenue Code so that certain awards granted under the LTPIP may continue to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally does not allow public companies to take a federal income tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of the three other highest-paid executive officers (other than the chief financial officer) employed at the end of that company’s fiscal year unless such compensation qualifies as “performance-based compensation.” In general, to qualify as “performance-based compensation,” the material terms of the performance goals under the LTPIP must be disclosed to, and approved by, the Company’s stockholders no later than the first meeting of the Company’s stockholders that occurs in the fifth year following the year the performance goals were last approved by the stockholders. Stockholders last approved the LTPIP’s performance goals in 2008.

In order to preserve the Company’s ability to receive a federal income tax deduction for performance-based compensation awarded under the LTPIP, the Company is seeking stockholder re-approval of the performance goals under the LTPIP. If stockholders do not re-approve the performance goals under the LTPIP as described above, the Company will not be able to grant awards under the LTPIP that qualify as performance-based for purposes of Section 162(m) of the Internal Revenue Code, although awards of stock options and stock appreciation rights will continue to qualify as exempt performance-based compensation under Section 162(m) of the Internal Revenue Code even if the stockholders do not re-approve the performance goals. As a result, we expect that the Company will lose a tax deduction for certain years if, and to the extent that, a covered employee receives non-performance based compensation for that year in excess of the $1 million deduction limit. The loss of such tax deductions would likely result in the Company paying more taxes in those years. Accordingly, the Board of Directors believes it is important to have the ability to grant incentive compensation that qualifies as “performance-based” compensation in order to retain the corporate tax deductibility of the payments and urges stockholders to re-approve the performance goals under the LTPIP.

The following is a summary of the material features of the LTPIP, the full text of which, as proposed to be amended, is attached to this Proxy Statement as Appendix A. This summary is qualified in its entirety by reference to Appendix A.

Purpose

The LTPIP is designed to promote the creation of long-term value for the Company’s stockholders by aligning the interests of the senior management team with those of the stockholders and to aid in the Company’s ability to attract, retain and motivate qualified individuals to become and remain employees, officers, directors and consultants of the Company. Given the entrepreneurial culture of the Company, the Compensation Committee and Board of Directors believe that talented employees create a competitive advantage and that recruiting, motivating, and retaining such talented employees requires that such individuals have a vested interest in the long-term success of the business. Accordingly, the Board of Directors adopted the LTPIP in 2008 as a part of its broader compensation strategy, which has been and will continue to have a material portion of compensation in the form of equity-based long-term incentive opportunities.

Administration

The LTPIP is administered by the Compensation Committee. The Compensation Committee is composed of nonemployee members of the Board, each of whom is, if Section 16 of the Exchange Act is applicable, a “non-employee director” under Rule 16b-3 of the Exchange Act, and, if required for an award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee has the authority to, among other things, designate participants, grant awards, determine the number of shares of common stock to be covered by awards and determine the terms and conditions of any awards, and construe and interpret the LTPIP and related award agreements. The Compensation Committee is also permitted to delegate its authority under the LTPIP to a subcommittee consisting of one or more directors or to officers or employees of the Company, although any award granted to any person who is subject to Section 16 of the Exchange Act or who is, or is anticipated to be, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code, must be expressly approved by the Compensation Committee.

Shares Subject to the LTPIP

The Company initially authorized 5.5 million shares of common stock for issuance pursuant to awards under the LTPIP. If the amendment is approved, the authorized share reserve will increase by 2.6 million shares of common stock. If any award granted under the LTPIP expires or is canceled, forfeited, settled in cash or otherwise terminated without delivery of shares to a participant, the undelivered shares will again become available for awards under the LTPIP. Further, shares of common stock underlying awards which have been granted pursuant to the Prior Plans that remain undelivered following any expiration, cancellation, forfeiture, cash settlement, or other termination of such awards will also be available for grant under the LTPIP. Shares withheld in payment of the exercise price or taxes relating to an award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an award will again become available for awards under the LTPIP. Awards and the shares authorized under the LTPIP are subject to adjustment as described below under “Changes in Capital Structure.”

During any time that the Company is subject to Section 162(m) of the Internal Revenue Code, the maximum number of shares of common stock subject to options, performance awards or stock appreciation rights that may be granted to any individual in any one year may not exceed 2 million shares of common stock.

Eligibility

The following individuals are eligible to participate in the LTPIP: (i) each employee of the Company or its affiliates, of which there are currently approximately 3,200 individuals, (ii) each non-employee director of the Company or its affiliates, of which there are currently 8, (iii) individuals who are not employees or directors of the Company or its affiliates but nonetheless provide substantial services to the Company or its affiliates, and who are designated as eligible by the Compensation Committee, and (iv) prospective employees of the Company or its affiliates, although such individuals may not receive any payment or exercise any rights relating to awards until they have actually commenced employment.

Grants of Awards

The Compensation Committee may grant awards of non-qualified stock options, incentive stock options, restricted stock awards, performance awards, stock appreciation rights, restricted stock unit awards, and other stock-based awards.

Stock Options.    The LTPIP provides for the grant of both incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code, and non-qualified stock options. A stock option granted under the LTPIP provides a participant with the right to purchase, within a specified period of time, a stated number of shares of stock at the price specified in the applicable award agreement. The exercise price applicable to a stock option will be set by the Compensation Committee at the time of grant and will not be less than the fair market value of a share of common stock on the date of grant. Further, stock options may not be repriced without stockholder approval. Stock options will vest in accordance with the terms of the applicable award agreement. The maximum term of an option granted under the LTPIP is 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder). Payment of the exercise price of an option may be made in cash, stock, pursuant to a delivery of a notice of “net exercise,” or in any other form of consideration approved by the Compensation Committee. The LTPIP provides that participants terminated for “cause” (as such term is defined in the LTPIP) will forfeit all of their stock options, whether or not vested. In addition, participants terminated by reason of a “qualifying retirement” (as such term is defined in the LTPIP) will have their stock options continue to vest according to schedule and such options will remain exercisable until they expire. Participants terminated for any other reason will forfeit their unvested options, retain their vested options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested options.

Restricted Stock.    An award of restricted stock is a grant of shares of common stock which are subject to limitations on transfer during a restricted period established in the applicable award agreement. Except under extraordinary circumstances, no restricted stock award may vest earlier than the first anniversary of the date of grant. Generally speaking, holders of restricted stock will generally have the rights and privileges of a stockholder with respect to their restricted stock. In the event a participant is terminated for any reason, the participant will forfeit all unvested shares of restricted stock held by such participant.

Performance Awards.    Performance awards (classified as either performance shares or performance units) represent the right to receive certain amounts based on the achievement of pre-determined performance goals during a designated performance period. The terms of each performance award will be set forth in the applicable award agreement. The Compensation Committee will be responsible for setting the applicable performance goals, which will be limited to specific levels of or increases in one or more of the following: return on equity; diluted earnings per share; net earnings; total earnings; earnings growth; return on capital; working capital turnover; return on assets; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); adjusted EBITDA; adjusted EBITDA growth; revenue; revenue growth; net revenue; net revenue growth; cash earnings per share (EPS); cash EPS growth; gross margin; return on investment; increase in the fair market value per share; share price (including but not limited to, growth measures and total stockholder return); operating profit; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on investment (which equals net cash flow divided by total capital); financial return ratios; total return to stockholders; market share; earnings measures/ratios; economic value added; balance sheet measurements (including but not limited to receivable turnover); internal rate of return; or expense targets. Performance awards which have been earned as a result of the relevant performance goals being achieved may be paid in the form of cash, stock or other awards under the LTPIP (or some combination thereof). If a participant is terminated, the participant will forfeit all performance awards held by such participant.

Other Stock-Based Awards.    The LTPIP authorizes the Compensation Committee to grant other awards that may be denominated in, payable in, valued in, or otherwise related to shares of stock, including, but not limited to, restricted stock units and stock appreciation rights. Such awards and the terms applicable to such awards will be set forth in award agreements.

General.    All awards granted under the LTPIP will be subject to incentive compensation clawback and recoupment policies implemented by the Board of Directors from time to time. In addition, the Compensation Committee may modify the terms of any awards granted to participants located outside the United States in a manner deemed by the Compensation Committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.

Changes in Capital Structure

In the event of any change in the outstanding stock or the capital structure of the Company, the declaration of any extraordinary dividend, or any change in applicable laws or circumstances which results or could result in the substantial dilution or enlargement of participants’ rights under the LTPIP, the Compensation Committee shall adjust the aggregate number of shares of stock which may be granted pursuant to awards, the number of shares of stock covered by outstanding awards under the LTPIP, and the per-share price of outstanding awards under the LTPIP.

Corporate Events

Under the LTPIP, unless otherwise provided in an award agreement, in the event of a “corporate event” (as defined in the LTPIP), the Compensation Committee may, in its discretion, provide for any one or more of the following: (i) require that outstanding awards be assumed or substituted in connection with such event, (ii) accelerate the vesting of any outstanding awards upon the consummation of such event, (iii) cancel outstanding awards upon the consummation of such event and provide award holders with the per-share consideration being received by the Company’s stockholders in connection with such event in exchange for their awards, or (iv) replace outstanding awards with a cash incentive program that preserves the value of the replaced awards and contains identical vesting conditions.

Non-Transferability of Awards

Except as otherwise provided by the Compensation Committee, the LTPIP provides that stock options and performance awards are generally nontransferable other than by will or the laws of descent and distribution, and that restricted stock is generally nontransferable.

Termination and Amendment

The Board of Directors may amend or terminate the LTPIP at any time, except that no amendment may, without stockholder approval, violate the stockholder approval requirements of the national securities exchange on which the common stock is principally listed.

Unless sooner terminated, the LTPIP will terminate on the date before the tenth anniversary of the date the LTPIP was adopted by the Board of Directors.

Federal Income Tax Considerations

The following is a summary of the United States federal income tax consequences of transactions under the LTPIP based on current United States federal income tax laws. This summary is not intended to be exhaustive or to constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different. The LTPIP is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

Stock Options and Stock Appreciation Rights.    A participant will not recognize taxable income at the time a stock option or stock appreciation right is granted. The exercise of a stock option has different tax consequences depending on whether the option is a non-qualified stock option or an incentive stock option. Upon exercise of a non-qualified stock option or a stock appreciation right, a participant will recognize ordinary income based upon the excess of the fair market value of the shares of stock at exercise over the exercise price, and such participant’s employer will generally be entitled to a deduction. A participant will not recognize taxable income upon exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares of stock at exercise over the exercise price in his or her alternative minimum taxable income. Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following a participant’s termination of employment, the tax effects to such participant and his or her employer in connection with such exercise will generally be taxed as the exercise of a non-qualified stock option.

The tax consequences associated with the sale or disposition of stock acquired in connection with stock options also depend on whether the stock option is a non-qualified stock option or an incentive stock option. In the case of an incentive stock option, if the shares of stock acquired upon exercise are sold or otherwise disposed of within two years after the date of grant of such incentive stock option or within one year after such acquisition of the shares of stock (i) a participant will generally be required to recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such stock at exercise (or, if less, the amount realized upon the sale or disposition of such stock) over the exercise price paid for such stock, and (ii) such participant’s employer will generally be entitled to a deduction. Any further gain (or loss) realized by a participant will be taxed as short-term or long-term capital gain (or loss) and will not result in any additional employer deductions. If the shares of stock acquired upon the exercise of an incentive stock option are not sold or otherwise disposed of within the time periods described above, (i) upon any subsequent sale of such stock, any amount realized in excess of the exercise price will be taxed to a participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to such participant’s employer. In the case of a non-qualified stock option or a stock appreciation right, any amount realized in excess of the fair market value of the shares on the exercise date will be taxed to a participant as a short- or long-term capital gain, and any loss sustained will be a short- or long-term capital loss, and no deduction will be allowed to such participant’s employer.

Restricted Stock.    A participant will generally be required to recognize ordinary income in connection with the receipt of restricted stock at the time such restricted stock is no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code, equal to the fair market value of the shares of stock at such time, less any purchase price paid. Alternatively, within thirty days of the date of grant, a participant may elect to recognize taxable income on the date of grant equal to the excess of the fair market value of such shares at grant over any purchase price paid for the restricted stock. A participant’s employer will generally be entitled to a deduction at the time of income recognition in an amount equal to the amount of income recognized by the U.S. grantee related to the grant of restricted shares.

Other Stock-Based Awards.    The tax effects related to other stock-based awards under the LTPIP are dependent upon the structure of the particular award.

Withholding.    At the time a participant is required to recognize ordinary compensation income resulting from an award, as described above, such income will be subject to federal and applicable state and local income tax and applicable tax withholding requirements. The Company will deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy the minimum federal, state and local and foreign taxes required by law or regulation to be withheld with respect to any taxable event as a result of the LTPIP.

Section 162(m).    In general, Section 162(m) of the Internal Revenue Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its chief executive officer and the three other officers whose compensation is disclosed in its proxy statement (other than the chief financial officer), subject to certain exceptions (including a “performance-based compensation” exception). The LTPIP is designed so that stock options and stock appreciation rights qualify for this exemption, and it permits the Compensation Committee to grant other awards designed to qualify for this exemption. The Compensation Committee is authorized to also grant awards that are not qualified under Section 162(m) of the Internal Revenue Code.

Section 409A.    Certain awards under the LTPIP plan may be subject to Section 409A of the Internal Revenue Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A). If an award under the LTPIP (or any other Company plan) that is subject to Section 409A is not administered in compliance with Section 409A, then all compensation under the LTPIP plan that is considered “nonqualified deferred compensation” (and awards under any other Company plan that are required pursuant to Section 409A to be aggregated with the award under the LTPIP plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

New Plan Benefits

Because awards to be granted in the future under the LTPIP are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts received or that will be received under the LTPIP by eligible participants.

Proposed Action

Approval of the adoption of the amendment to the LTPIP and re-approval of the performance goals under the LTPIP for purposes of Section 162(m) of the Internal Revenue Code will require the affirmative vote of a majority of the shares of common stock present, either in person or by proxy, and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE LONG TERM PERFORMANCE INCENTIVE PLAN AND THE RE-APPROVAL OF THE PERFORMANCE GOALS THEREIN.

APPROVAL OF 2013 ANNUAL INCENTIVE COMPENSATION PLAN

PROPOSAL NO. 5 — Approval of 2013 Annual Incentive Compensation Plan

Background

On March 30, 2013, the Compensation Committee unanimously approved our 2013 Annual Incentive Compensation Plan (the “Incentive Plan”), subject to the approval of the Company’s stockholders. The purpose of the Incentive Plan is to promote our pay-for-performance compensation philosophy by providing cash incentive awards to designated executive officers, who, through their efforts, directly and significantly impact the achievement of our goals and objectives. The Incentive Plan is designed to comply with Section 162(m) of the Internal Revenue Code and it is the Company’s intention to administer the Incentive Plan in a manner that complies with Section 162(m) of the Internal Revenue Code. Notwithstanding the adoption or rejection of the Incentive Plan and its submission to stockholders, the Company reserves the right to pay its executives, including participants in the Incentive Plan, amounts which may or may not be deductible under Section 162(m) (or other provisions) of the Internal Revenue Code.

The Company is requesting that stockholders approve the Incentive Plan so that the awards granted under the Incentive Plan will qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally does not allow public companies to take a federal income tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of the three other highest-paid executive officers (other than the chief financial officer) employed at the end of that company’s fiscal year unless such compensation qualifies as performance-based compensation. In general, to qualify as performance-based compensation, the material terms of the performance goals under the Incentive Plan must be disclosed to, and approved by, the Company’s stockholders.

In order to allow the Company to receive a federal income tax deduction for performance-based compensation awarded under the Incentive Plan, the Company is seeking stockholder approval of the Incentive Plan. The Board of Directors believes it is important to have the ability to pay incentive compensation to attract, motivate and retain qualified employees generally, as well as to have the ability to pay incentive compensation to executive officers that qualifies as performance-based compensation in order to allow for corporate tax deductibility of the payments. If stockholders do not approve the Incentive Plan, the Company will not be able to pay amounts under the Incentive Plan that qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, although the Company will have the ability to pay executive officers outside of the Incentive Plan in such amounts and on such terms and conditions as the Compensation Committee may determine in its discretion but such amounts will be subject to the deduction limitations of Section 162(m) of the Internal Revenue Code. As a result, we expect that the Company will lose a tax deduction for certain years if, and to the extent that, a covered employee receives non-performance based compensation for that year in excess of the $1 million deduction limit. The loss of such tax deductions would likely result in the Company paying more taxes in those years or having the benefit of fewer net operating losses to reduce future tax payments. Accordingly, the Board of Directors urges stockholders to approve the Incentive Plan.

The following is a summary of the material features of the Incentive Plan, the full text of which is attached to this Proxy Statement as Appendix B. This summary is qualified in its entirety by reference to Appendix B.

Overview

The intent of the Incentive Plan is to attract, retain and motivate selected executive officers of the Company, its subsidiaries and its affiliates to promote the Company’s growth and profitability, while at the same time preserving the tax deductibility of payments as performance-based compensation under Section 162(m) of the Internal Revenue Code. Individuals will be designated as participants in the Incentive Plan for a performance period, which generally will be a full fiscal year (each a “Performance Period”). As discussed in greater detail below, executive officers who are designated as participants in the Incentive Plan will be paid an incentive based upon the level of attainment of pre-established, objective performance goals during the Performance Period, subject to the Compensation Committee’s discretion to reduce (but not increase) the amount of such incentive even if the performance goals have been attained.

Administration

The Incentive Plan generally will be administered by a committee of the Board of Directors made up of at least two directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Unless otherwise determined by the Board of Directors, our Compensation Committee (or a sub-committee thereof to the extent necessary to meet the requirements of Section 162(m) of the Code) will administer the Incentive Plan. Under the Incentive Plan, the Compensation Committee may delegate some or all of its authority or administrative responsibility to non-members of the Compensation Committee as it deems necessary or appropriate, provided that no such delegation will be permitted if it would cause the compensation payable under the Incentive Plan to fail to qualify as qualified performance-based compensation.

The Board of Directors or the Compensation Committee may terminate or amend the Incentive Plan at any time, except that no amendment may, without participants’ consent, impair the rights of a participant under any outstanding award or cause an award to be nondeductible under Section 162(m) of the Internal Revenue Code. Stockholder approval of certain amendments to the Incentive Plan may be required for incentives to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code or to comply with applicable law and stock exchange rules. The Incentive Plan does not have a fixed term.

Eligibility and Participation

The Compensation Committee will designate those executive officers of the Company and its subsidiaries and affiliates who will participate in the Incentive Plan for any Performance Period within 90 days after the beginning of a Performance Period (or otherwise at a time that is permitted under Section 162(m) of the Internal Revenue Code). Subject to the approval of the Incentive Plan by our stockholders at the Annual Meeting, the Compensation Committee designated four executive officers, John A. Bardis, our Chief Executive Officer, Michael P. Nolte, our Chief Operating Officer, Rand A. Ballard, our Chief Customer Officer and Gregory A. Strobel, our President, Revenue Cycle Management Segment, to participate in the Incentive Plan for the initial Performance Period, which began on January 1, 2013 and will end on December 31, 2013. If stockholders do not approve the Incentive Plan, no amounts will be paid with respect to the initial Performance Period bonus opportunities conditionally approved by the Compensation Committee under the Incentive Plan.

In its discretion, the Compensation Committee may add participants to, or remove participants from, the Incentive Plan at any time during a Performance Period or otherwise, except that no participant may be added after the 90th day after the beginning of a Performance Period (or otherwise at a time that is inconsistent with Section 162(m) of the Internal Revenue Code).

Performance Goals

The Compensation Committee will establish the objective performance goals for each Performance Period within 90 days after the beginning of a Performance Period (or otherwise at a time that is permitted under Section 162(m) of the Internal Revenue Code). At the same time as the performance goals are established, the Compensation Committee will prescribe a formula to determine the amount of the incentive that may be payable based upon the level of attainment of the performance goals during the Performance Period. In no event will any participant be paid an incentive in excess of $3,000,000 for any Performance Period.

The performance goals will be based on one or more of the following business criteria (either separately or in combination) with regard to the Company (or a subsidiary, division, other operational unit or administrative department of the Company) as specified by the Compensation Committee: return on equity; diluted earnings per share; net earnings; total earnings; earnings growth; return on capital; working capital turnover; return on assets; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); adjusted EBITDA; adjusted EBITDA growth; revenue; revenue growth; net revenue; net revenue growth; cash earnings per share (EPS); cash EPS growth; gross margin; return on investment; increase in the fair market value per share; share price (including but not limited to, growth measures and total stockholder return); operating profit; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on investment (which equals net cash flow divided by total capital); financial return ratios; total return to stockholders; market share; earnings measures/ratios; economic value added; balance sheet measurements (including, but not limited to receivable turnover); internal rate of return; or expense targets.

The business criteria may also be combined with cost of capital, assets, invested capital and stockholder equity to form an appropriate measure of performance. In addition, performance goals may be based upon the attainment of specified levels of the Company’s performance (or that of any subsidiary, division, other operational unit or administrative department of the Company) under one or more of the measures described above relative to the performance of other corporations or the historic performance of the Company.

To the extent permitted under Section 162(m) of the Internal Revenue Code, unless the Compensation Committee provides otherwise at the time of establishing the performance goals, the Compensation Committee may (i) designate additional business criteria on which the performance goals may be based, or (ii) provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with Generally Accepted Accounting Principles, to any of the business criteria for specified items of gain, loss, profit or expense.

The business criteria for performance goals under the Incentive Plan must be re-approved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the business criteria for performance goals.

Incentive Payments

Following the completion of each Performance Period, the Compensation Committee will calculate each participant’s incentive amount based on the level of attainment of, or percentage increase in, the performance goals and the pre-set formula. Through the discretion reserved under the Incentive Plan to reduce (but not increase) any awards, the Compensation Committee may reduce the amount awarded below the participant’s formula incentive, may apply any standard or formula in doing so and may apply additional conditions and terms of payment of awards, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. In addition, following the completion of each Performance Period and before any incentive payment, the Compensation Committee will certify in writing whether the performance goals for that Performance Period have been met, and if they have been met, certify the amount of the applicable incentive.

Incentives may be paid in cash and/or an equity-based award of equivalent value as determined by the Compensation Committee. The cash portion (if any) of a participant’s incentive generally will be paid by March 15th in the fiscal year after the fiscal year in which the Performance Period in which it is earned is completed, at such time as incentives are paid for the relevant fiscal year, but not before the Compensation Committee certifies the level of attainment of the performance metric for the Performance Period. Any shares of common stock or equity-based awards issued in settlement of an incentive payment will be granted under one of our existing stockholder-approved plans, and may be subject to service-based, performance-based or other vesting conditions. The cash value of any such payment in the form of common stock or equity-based awards will be determined by the Compensation Committee. If equity-based awards are granted, such awards will be valued based on the average closing price of a share of common stock, as traded on a national securities exchange on the date any equity-based award in settlement of the incentive (or a portion thereof) for the 30 consecutive trading days immediately preceding the date such equity-based awards are granted (with fractional shares being rounded to the nearest whole share). Any equity-based award forming part of an incentive under the Incentive Plan will be subject to such terms and conditions (including vesting requirements) as the Compensation Committee (or other appropriate administrative committee) may determine.

If a participant’s employment with the Company terminates for any reason before the end of a Performance Period, the participant will not be entitled to any incentive for that Performance Period unless otherwise provided in the terms of the participant’s award or an employment agreement, severance plan or agreement or similar agreement, or otherwise determined by the Compensation Committee. If a participant’s employment with the Company terminates for gross misconduct after the end of a Performance Period, the participant will forfeit participation in the Incentive Plan and will not be entitled to any incentive.

New Plan Benefits

Subject to the approval of the Incentive Plan by our stockholders at the Annual Meeting, the Compensation Committee designated Messrs. John A. Bardis, Michael P. Nolte, Rand A. Ballard and Gregory A. Strobel as participants in the Incentive Plan for the Performance Period beginning on January 1, 2013 and ending on December 31, 2013. The amount of each participant’s award will be subject to the attainment of performance goals set by the Compensation Committee for the Performance Period and will be subject to the Compensation Committee’s right to reduce any participant’s award. As a result, it is not possible to determine the exact amount that will be payable to any participant in any Performance Period.

Also, because of the Compensation Committee’s discretion to reduce any participant’s award, the Company cannot determine the awards that would have been paid had the Incentive Plan been in effect in 2012. Information regarding the Company’s recent practices with respect to annual incentives is included in the Compensation Discussion and Analysis and the Summary Compensation Table.

Proposed Action

Approval of the adoption of the Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code will require the affirmative vote of a majority of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCENTIVE PLAN.

OTHER VOTING MATTERS

Management does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, the proxy holders will vote upon them in accordance with their best judgment.

CERTAIN RELATIONSHIPS

Registration Rights Agreement

We are a party to a registration rights agreement with certain holders of our common stock and certain of our employees, including Messrs. Terrence J. Mulligan, John A. Bardis and Scott E. Gressett. The shares of stock held by these parties are referred to as registrable securities. Under the terms of the registration rights agreement, we have, among other things:

•	agreed to use our diligent best efforts to effect up to two registered offerings upon request from certain holders of our common stock;

•

agreed to use our best efforts to qualify for registration on Form S-3, following which holders of registrable securities party to the registration rights agreement will have the right to request an unlimited amount of registrations on Form S-3; and

•

granted certain incidental or “piggyback” registration rights with respect to any registrable securities held by any party to the registration rights agreement if we determine to register any of our securities under the Securities Act, either for our own account or for the account of other security holders.

Our obligation to effect any demand for registration by the holders of our common stock discussed in the first and second bulleted item above is subject to certain conditions, including that the registrable securities to be included in any such registration have an anticipated aggregate offering price in excess of certain thresholds specified in the registration rights agreement. We may, in certain circumstances, defer any registration. In an underwritten offering, the representative of underwriters, if any, has the right, subject to specified conditions, to limit the number of registrable securities such holders may include.

In connection with any registration effected pursuant to the terms of the registration rights agreement, we will be required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions applicable to the sale of registrable securities included in any registration will be paid by the persons including such registrable securities in any such registration. We have also agreed to indemnify persons including registrable securities in any registration affected pursuant to the terms of the registration rights agreement and certain other persons associated with any such registration, in each case on the terms specified in the registration rights agreement.

Review, Approval or Ratification of Transactions with Related Parties

Our Board of Directors has adopted certain policies and procedures with respect to related party transactions. These policies and procedures require that certain transactions, subject to specified exceptions and other than one that involves compensation, between us and any of our directors, executive officers or beneficial holders of more than 5% of our common stock (on an as converted basis), or any immediate family member of, or person sharing the household with, any of these individuals, be consummated only if (i) approved or ratified by our audit committee and only if the terms of the transaction are comparable to those that could be obtained in arms-length dealings with an unrelated third party or (ii) approved by the disinterested members of our Board of Directors. Our policies and procedures with respect to related party transactions also apply to certain charitable contributions by us or our executive officers and to the hiring of any members of the immediate family of any of our directors or executive officers as our permanent full-time employees. The approval of our Compensation Committee is required to approve any transaction that involves compensation to our directors and executive officers.

All related party transactions will be approved by our audit committee. Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving, prior to our entry into any transaction involving related parties, all transactions in which we are a participant and in which any parties related to us has or will have a direct or indirect material interest. In reviewing and approving these transactions, the audit committee is required to obtain, or is required to direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval.

Following receipt of the necessary information, a discussion is required to be held of the relevant factors, if deemed to be necessary by the committee, prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. No related party transaction is permitted to be entered into prior to the completion of these procedures.

The audit committee is required to approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee determines in good faith to be necessary. No member of the audit committee shall participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party.

Arrangement with JJB Aviation, LLC

We have an agreement with John A. Bardis, our chief executive officer, for the use of an airplane owned by JJB Aviation, LLC (“JJB”), a limited liability company owned by Mr. Bardis. We pay Mr. Bardis at market-based rates for the use of the airplane for business purposes. The audit committee of the board of directors reviews such usage of the airplane annually. During the fiscal year ended December 31, 2012 and fiscal quarter ended March 31, 2013, we incurred charges of approximately $1,861,000 and $587,000, respectively, related to transactions with Mr. Bardis.

Employment of Messrs. Daniel Mulligan and Kevin Patterson

Daniel Mulligan (“Mr. Mulligan”), the son of Terrence J. Mulligan, a Company director, is employed by the Company as senior vice president, deputy general counsel. Mr. Mulligan’s annual base salary is $190,000, and he is eligible for an annual cash incentive of up to 30% of salary earned. Kevin Patterson, the son-in-law of C.A. Lance Piccolo, a Company director, is employed as a regional vice president in the Company’s spend and clinical resource management business. Mr. Patterson’s annual base salary is $117,000. Additionally, Mr. Patterson earned $14,245 in bonuses and commissions in 2012.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

To date, the Board has not developed formal processes by which stockholders may communicate directly with directors because it believes that the existing informal process, in which any communication sent to the Board, either generally or in care of the Chief Executive Officer, Corporate Secretary, or another corporate officer, is forwarded to all members of the Board, has served the stockholders’ needs. In view of disclosure requirements by the SEC related to this issue, the Company may consider development of more specific procedures. Until any other procedures are developed and posted on the Company’s corporate website, any communication to the Board should be mailed to the Board, in care of the Company’s Corporate Secretary, at the Company’s headquarters in Alpharetta, Georgia. The mailing envelope must contain a clear notation indicating the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication”. All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. Such communications will be forwarded to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

STOCKHOLDER PROPOSALS — 2014 ANNUAL MEETING

Any proposals of stockholders of the Company intended to be included in the Company’s proxy statement and form of proxy relating to the Company’s next annual meeting of stockholders must be in writing and received by the Secretary of the Company at the Company’s office at 100 North Point Center East, Suite 200, Alpharetta, Georgia, 30022 on or after February 13, 2014 but no later than March 15, 2014. In the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after June 13, 2014, in order to be timely, notice by the stockholder must be received no later than a reasonable time before the Company begins to print and mail its proxy materials.

For any other proposal that a stockholder wishes to have considered at the 2014 annual meeting of the Company’s stockholders, and for any nomination of a person for election to the Board at the 2013 annual meeting of the Company’s stockholders, the Company must have received written notice of such proposal or nomination during the period beginning February 13, 2014 but no later than March 15, 2014. In the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after June 13, 2014, in order to be timely, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

Proposals and nominations that are not received by the dates specified will be considered untimely. In addition, proposals and nominations must comply with Delaware law, our by-laws, and the rules and regulations of the SEC.

Any stockholder interested in making a proposal is referred to Article II, Section 4 of our by-laws.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SOLICITATION OF PROXIES

Proxies in the form enclosed are being solicited by the Board of Directors. Proxies may be solicited by mail, advertisement, telephone, facsimile, telegraph and email, and personally by directors or executive officers. In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of common stock and obtain their voting instructions. The Company will reimburse those firms for their expenses in accordance with the rules promulgated by the SEC and applicable stock exchanges.

The total cost of solicitation of proxies with respect to the Annual Meeting will be borne by the Company. MacKenzie Partners, Inc. has been retained to assist in soliciting proxies for a fee of $8,000 plus distribution costs and other costs and expenses.

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, known as “householding,” potentially means extra convenience for shareholders and cost savings for companies. This year, a number of brokers with customers who are our shareholders will be “householding” our proxy materials unless contrary instructions have been received from the customers. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to: Investor Relations, MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia, 30022, (866) 323-6332.

Once a shareholder has received notice from his or her broker that the broker will be “householding” communications to the shareholder’s address, “householding” will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive separate copies of the proxy statement, the shareholder should so notify his or her broker. Any shareholder who currently receives multiple copies of the proxy statement at his or her address and would like to request “householding” of communications should contact his or her broker or, if shares are registered in the shareholder’s name, the Company, at the address or telephone number provided above.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the Proxy, as well as directions to the location of the Annual Meeting, are available to all investors on the internet in the Investor Relations section of the Company’s website at www.medassets.com and will be provided to any stockholder of record at the close of business on April 17, 2013 without charge upon written request to MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022, Attention: Investor Relations.

By order of the Board of Directors,

John A. Bardis
Chairman, President and Chief Executive Officer

ANNEX A

MEDASSETS, INC.

LONG TERM PERFORMANCE INCENTIVE PLAN

Amended Effective April 25, 2013

1. Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding certain key employees, officers, directors and consultants of the Company and its Affiliates, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based incentives to Eligible Persons to encourage such persons to expend their maximum efforts in the creation of stockholder value.

The Plan became effective as of the Effective Date, and was amended in its present form as of March 30, 2013, subject to approval of the Plan by the Company’s stockholders at the next stockholder meeting.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such entity.

(b) “Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award or other Stock-based award granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Cause, (i) fraud or embezzlement on the part of Participant in the course of his or her employment or services, (ii) personal dishonesty or acts of negligence or misconduct, which, in each case, is demonstrably and materially injurious to the Company or any of its Affiliates, (iii) a Participant’s intentional engagement in conduct that is materially injurious to the Company or any of its Affiliates, (iv) a Participant’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the reputation or business of the Company or any of its Affiliates; (v) public or consistent drunkenness by a Participant or his or her illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or any of its Affiliates or which impairs, or could reasonably be expected to impair, the performance of a Participant’s duties to the Company or any of its Affiliates; or (vi) willful failure by a Participant to follow the lawful directions of a superior officer or the Board. In the event there is an employment agreement between a Participant and the Employer defining Cause, “Cause” shall have the meaning provided in such agreement.

(e) “Change in Control” means:

(i) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Affiliate of the Company, or an employee benefit plan maintained by the Company or any of its Affiliates, directly or indirectly acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii) the date upon which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(g) “Committee” means the Board or such other committee appointed by the Board consisting of two or more individuals.

(h) “Company” means MedAssets, Inc., a Delaware corporation.

(i) “Disability” means, in the absence of any employment agreement between a Participant and the Employer otherwise defining Disability, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. In the event there is an employment agreement between a Participant and the Employer defining Disability, “Disability” shall have the meaning provided in such agreement.

(j) “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired by exercise of an Incentive Stock Option made within the period which is either (i) two years after the date the Participant was granted the Incentive Stock Option, or (ii) one year after the date the Participant acquired Stock by exercising the Incentive Stock Option.

(k) “Effective Date” shall mean October 30, 2008.

(l) “Eligible Person” means (i) each employee of the Company or of any of its Affiliates, including each such person who may also be a director of the Company and/or its Affiliates; (ii) each non-employee director of the Company and/or its Affiliates; (iii) each other person who provides substantial services to the Company and/or its Affiliates and who is designated as eligible by the Committee; and (iv) any person who has been offered employment by the Company or its Affiliates; provided, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or its Affiliates. An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

(m) “Employer” means either the Company or an Affiliate of the Company that the Participant (determined without regard to any transfer of an Award) is principally employed by or provides services to, as applicable.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o) “Expiration Date” means the date upon which the term of an Option expires, as determined under Section 5(b) hereof.

(p) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination. If the Stock is not listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock.

(q) “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during specified time periods. Certain Options granted under the Plan are intended to qualify as Incentive Stock Options.

(t) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(u) “Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other person or entity who holds an Award.

(v) “Performance Award” means an Award granted to a Participant under Section 7 hereof, which is subject to the achievement of Performance Objectives. A Performance Award shall be designated as a “Performance Share” or a “Performance Unit” at the time of grant.

(w) “Performance Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Performance Award grant.

(x) “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Performance Awards.

(y) “Performance Period” means the period designated for the achievement of Performance Objectives.

(z) “Plan” means this MedAssets, Inc. 2008 Stock Incentive Plan.

(aa) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Regulation 1.162-27(c) under Code Section 162(m).

(bb) “Qualifying Retirement” means the Termination by a Participant who has (i) attained age 60 and has completed ten or more years of service with the Company or its Affiliates, or (ii) had such Termination approved by the Board as otherwise a Qualifying Retirement under the Plan.

(cc) “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(dd) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.

(ee) “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

(ff) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(gg) “Stock” means the Company’s Common Stock, par value $0.01 per share, and such other securities as may be substituted for such stock pursuant to Section 9 hereof.

(hh) “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 9(b) below, Stock Appreciation Rights shall be settled in Stock.

(ii) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Employer; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Employer (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will be not deemed to be a Termination hereunder. Unless otherwise determined by the Committee, in the event that any Employer ceases to be an Affiliate of the Company (by reason of sale, divesture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute an Employer immediately following such transaction, any Participants employed by or providing services to such former Employer shall be deemed to have a Termination hereunder as of the date of the consummation of such transaction.

3. Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Awards; (iii) determine the type, number of shares of Stock subject to, and other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein; (vi) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time; and (vii) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants and beneficiaries of Participants.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder may be taken by either the Board or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”); and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a Qualifying Committee, or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, that upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Any action authorized by such a Qualifying Committee or by the Committee upon the abstention or recusal of such non-Qualified Member(s) shall be deemed to be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(c) Delegation. To the extent permitted by applicable law, the Committee may, by resolution, delegate to a sub-committee, consisting of one or more directors, and to officers or employees of the Company or any of its Affiliates, some or all of its authority, responsibilities or duties, subject to such terms as the Committee shall determine necessary or appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the

Plan to any person who is subject to Section 16 of the Exchange Act at the time of grant or who is at the time of grant, or anticipated to be during the term of the Award, a “covered employee” as defined in Section 162(m)(3) of the Code, shall be expressly approved by the Committee.

(d) Section 409A. The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.

4. Shares Available Under the Plan.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 9 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 8,100,000. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Further, shares of Stock underlying awards which have been granted pursuant to the Company’s 1999 Stock Incentive Plan and the Company’s 2004 Long-Term Incentive Plan that remain undelivered following any expiration, cancellation, forfeiture, cash settlement, or other termination of such awards will also be available for grant under the Plan. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 4(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed.

(c) 162(m) Limitation. Notwithstanding anything to the contrary herein, during any time that the Company is subject to Section 162(m) of the Code, the maximum number of shares of Stock with respect to which Options, Performance Awards and Stock Appreciation Rights (to the extent granted as an Award under the Plan) may be granted to any individual in any one year shall not exceed 2,000,000 shares of Stock.

5. Options.

(a) General. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are employed by the Employer. The provisions of separate Options shall be set forth in an Option Agreement, which agreements need not be identical.

(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value of the underlying Stock on the date of grant, subject to subsection (h) below in the case of any Incentive Stock Option.

(d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options: (i) in immediately available funds in United States dollars, or by certified or bank cashier’s check; (ii) by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Options so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Options divided by the Fair Market Value on the date of exercise; (iii) by delivery of shares of Stock having a value equal to the exercise price, or (iv) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Committee and set forth in the Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed or rendering services to the Employer, and all vesting shall cease upon a Participant’s Termination with the Employer for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(f) Transferability of Options. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, Nonqualified Stock Options shall be transferable to the extent provided in the Option Agreement or otherwise determined by the Committee.

(g) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Option Agreement:

(i) In the event of a Participant’s Termination with the Employer prior to the Expiration Date for any reason other than (A) by the Employer for Cause, (B) by reason of the Participant’s death or Disability, or (C) by reason of a Qualifying Retirement, (1) all vesting with respect to the Options shall cease, (2) any unvested Options shall expire as of the date of such Termination, and (3) any vested Options shall remain exercisable until the earlier of the Expiration Date or the date that is ninety (90) days after the date of such Termination.

(ii) In the event of a Participant’s Termination with the Employer prior to the Expiration Date by reason of such Participant’s death or Disability, (A) all vesting with respect to the Options shall cease, (B) any unvested Options shall expire as of the date of such Termination, and (C) any vested Options shall expire on the earlier of the Expiration Date or the date that is twelve (12) months after the date of such Termination due to death or Disability of the Participant. In the event of a Participant’s death, the Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by such Participant at the time of such Termination due to death.

(iii) In the event of a Participant’s Termination with the Employer prior to the Expiration Date by reason of a Qualifying Retirement, (A) the Options shall continue to vest in accordance with their original vesting schedule as if no such termination had occurred, and (B) the Options shall remain exercisable until the Expiration Date.

(iv) In the event of a Participant’s Termination with the Employer prior to the Expiration Date by the Employer for Cause, all Options (whether or not vested) shall immediately expire as of the date of such termination.

(h) Special Provisions Applicable to Incentive Stock Options.

(i) No Incentive Stock Option may be granted to any Participant who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (A) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option, and (B) cannot be exercised more than five (5) years after the date it is granted.

(ii) To the extent the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(iii) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6. Restricted Stock.

(a) General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b), except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Restrictions on Transfer. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, which vesting the Committee may in its sole discretion accelerate at any time, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Except under extraordinary circumstances, as determined by the Committee, Restricted Stock shall be subject to a minimum vesting period of one (1) year from the applicable date of grant, subject to changes in vesting in connection with a Corporate Event, as permitted by Section 9 below. Subject to the preceding sentence, but notwithstanding anything otherwise contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

(c) Certificates. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Restricted Stock shall be held in book entry form rather than delivered to the Participant pending the release of the applicable restrictions.

(d) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Restricted Stock Agreement, if, prior to the time that the Restricted Stock has vested, in the event of a

Participant’s Termination with the Employer for any reason, (i) all vesting with respect to the Restricted Stock shall cease, and (ii) upon such Termination, any unvested shares of Restricted Stock shall be forfeited by the Participant to the Company for no consideration.

7. Performance Awards.

(a) General. The Board may from time to time authorize grants to Participants of Performance Awards upon such terms and conditions as the Board may determine in accordance with provisions of this Section 7. The terms and conditions of each Performance Award grant shall be evidenced by a Performance Award Agreement, which agreements need not be identical.

(b) Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the Stock on the date of grant. In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares, as the case may be, that will be paid out to the Participant.

(c) Earning of Performance Units and Performance Shares. Upon the expiration of the applicable Performance Period, the holder of Performance Units or Performance Shares, as the case may be, shall be entitled to receive payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved and any other non-performance terms met.

(d) Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be as determined by the Committee and as evidenced in the Performance Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Stock or other Awards (or in a combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Performance Award Agreement pertaining to the grant of the Performance Award.

(e) Nontransferability. Except as otherwise provided in a Performance Award Agreement or otherwise at any time by the Committee, Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Performance Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

(f) Termination of Employment or Service. Except as may otherwise be provided by the Committee in the Performance Award Agreement, if, prior to the time that the applicable Performance Period has expired, a Participant undergoes a Termination with the Employer for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.

(g) Performance Objectives.

(i) Each Performance Award shall specify the Performance Objectives that must be achieved before such Award shall become vested and payable. The Committee may adjust such Performance Objectives if, in the sole judgment of the Committee, events or transactions have occurred after the grant that are unrelated to the performance of the Company and/or Participant and result in distortion of the Performance Objectives. The Company also may specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(ii) Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of an individual Participant or the Employer, division, department or function within the Company or Employer in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by comparison to a group of peer companies or to a financial market index. Performance Objectives shall be limited to specified levels of or increases in one or more of the following: return on equity; diluted earnings per share; net earnings; total earnings; earnings growth; return on capital; working capital turnover; return on assets; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); adjusted EBITDA; adjusted EBITDA growth; revenue; revenue growth; net revenue; net revenue growth; cash earnings per share (EPS); cash EPS growth; gross margin; return on investment; increase in the fair market value per share; share price (including but not limited to, growth measures and total stockholder return); operating profit; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on investment (which equals net cash flow divided by total capital); financial return ratios; total return to stockholders; market share; earnings measures/ratios; economic value added; balance sheet measurements (including, but not limited to receivable turnover); internal rate of return; or expense targets.

(iii) The Committee shall adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the applicable date of grant of a Performance Award that are unrelated to the performance of the Company and/or Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement. Potential transactions or events giving rise to adjustment include but are not limited to (i) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges; (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or (iii) a change in law or accounting standards required by generally accepted accounting principles.

8. Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, but not limited to, Restricted Stock Units and Stock Appreciation Rights. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award agreements, which agreements need not be identical.

9. Adjustment for Recapitalization, Merger, etc.

(a) Capitalization Adjustments. The aggregate number of shares of Stock which may be granted or purchased pursuant to Awards (as set forth in Section 4 hereof), the number of shares of Stock covered by each outstanding Award, and the price per share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event (as defined below)); (ii) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock or any other form of consideration; or (iii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

(b) Corporate Events. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in connection with (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

(1) require that such Awards be assumed or substituted in connection with such Corporate Event, in which case, the Awards shall be subject to the adjustment set forth in subsection (a) above, and, to the extent such Awards are Performance Awards or other Awards that vest subject to the achievement of performance criteria, appropriately adjust Performance Objectives or similar performance criteria to reflect the Corporate Event;

(2) accelerate the vesting of any Awards, subject to the consummation of such Corporate Event;

(3) cancel any or all vested and/or unvested Awards as of the consummation of such Corporate Event, and provide that holders of vested Awards (including any Awards that would vest on the Corporate Event but for cancellation) so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of Options, Stock Appreciation Rights and other Awards subject to exercise shall only be entitled to consideration in respect of cancellation of such Awards if the per share consideration less the applicable exercise price is greater than zero (and to the extent the per share consideration is less than or equal to the applicable exercise price, such Awards shall be cancelled for no consideration); or

(4) replace Awards with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced, and payment to be made within thirty (30) days of the applicable vesting date; provided, however, in the event that such replacement would result in an “extension” of a “stock right” within the meaning of Section 409A of the Code, this provision shall not be applicable to any such stock right. Payments to holders pursuant to clause (3) or (4) above shall be made in cash, or, in the sole discretion of the Committee, in the form of such other consideration necessary for a holder of an Award to receive property, cash or securities (or combination thereof) as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise price).

(c) Fractional Shares. Any adjustment provided under this Section 9 may provide for the elimination of any fractional share which might otherwise become subject to an Award.

10. Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

11. Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

12. Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

13. Compliance With Laws.

The obligation of the Company to deliver Stock upon vesting and/or exercise of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14. Withholding Obligations.

As a condition to the vesting and/or exercise of any Award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all Federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting and/or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements and such shares shall be valued at their Fair Market Value as of the settlement date of the Award; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

15. Amendment of the Plan or Awards.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that without stockholder approval, the Board shall not make any amendment to the Plan which would violate the stockholder approval requirements of the national securities exchange on which the Stock is principally listed. For the avoidance of doubt, the adjustment of the per-share price of Awards granted hereunder pursuant to Section 9 hereof may be authorized without stockholder approval, provided the entire Board authorizes such adjustment.

(b) Amendment of Awards. The Board or the Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of any one or more Awards if necessary to bring the Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(c) No Repricing of Awards without Stockholder Approval. Notwithstanding subsections (a) or (b) above, or any other provision of the Plan, repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Award to lower its exercise price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 9(a)); (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 9(b).

16. Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

17. Effective Date of the Plan.

The Plan is effective as of the Effective Date.

18. Miscellaneous.

(a) Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board, and in each case, as may be amended from time to time. Any such policy adoption or amendment shall in no event require the prior consent of any Participant.

(b) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. An Award may be modified under this Section 18(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(c) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(d) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(e) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(f) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(g) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(h) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

ANNEX B

MEDASSETS, INC.

2013 ANNUAL INCENTIVE COMPENSATION PLAN

SECTION 1. Purpose.

The purpose of the MedAssets, Inc. 2013 Annual Incentive Compensation Plan (this “Plan”) is to attract, retain and motivate selected executive officers of MedAssets, Inc. (the “Company”) and its subsidiaries and affiliates in order to promote the Company’s growth and profitability. It is intended that any Bonus (as defined in Section 5(c)) payable under this Plan be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and this Plan shall be limited, construed and interpreted accordingly.

SECTION 2. Administration.

(a) General. Subject to Section 2(d), this Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”), whose members shall serve at the pleasure of the Board. The Committee at all times shall be composed of at least two directors of the Company, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(3). Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board; provided, however, that if the Compensation Committee of the Board does not satisfy the requirements set forth in the prior sentence, the Committee shall be a sub-committee thereof to the extent necessary for any Bonus payable under this Plan to be considered “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

(b) Role of the Committee. The Committee shall have complete control over the administration of this Plan, and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under this Plan, including designating individuals as participants in this Plan in accordance with Section 4 and establishing the Performance Goals (as defined in Section 5(a)) in accordance with Section 5(a); (ii) construe, interpret and implement this Plan; (iii) prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations governing its own operations; (iv) make all determinations and take all actions necessary or advisable in administering this Plan (including, without limitation, calculating the size of the Bonus payable to each Participant (as defined in Section 4(a)) and certifying the attainment of the Performance Goals); (v) correct any defect, supply any omission and reconcile any inconsistency in this Plan; and (vi) amend this Plan to reflect changes in or interpretations of applicable law, rules or regulations.

(c) Procedures; Decisions Final. Actions of the Committee shall be made by the vote of a majority of its members. The determination of the Committee on all matters relating to this Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.

(d) Delegation. The Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate; provided, however, the Committee may not delegate any of its authority or administrative responsibility hereunder if such delegation would cause any Bonus payable under this Plan not to be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations thereunder, and any such attempted delegation shall not be effective and shall be void ab initio.

(e) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 3. Performance Period.

The Committee shall designate the periods (each a “Performance Period”) with respect to which a Participant may be granted the opportunity to earn one or more payouts to the extent consistent with Treasury Regulation Section 1.162-27(e)(2). The first Performance Period shall commence January 1, 2013. Unless otherwise determined by the Committee, the Performance Period shall be the Company’s fiscal year.

SECTION 4. Eligibility and Participation.

(a) Participants. Prior to the 90th day after the beginning of the Performance Period, or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2) (the “Participation Date”), the Committee shall designate those executive officers of the Company who shall participate in this Plan for each Performance Period (the “Participants”).

(b) Changes During a Performance Period. Except as provided below, the Committee shall have the authority at any time (i) during the Performance Period to remove Participants from this Plan for that Performance Period and (ii) prior to the Participation Date (or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2)) to add Participants to this Plan for a particular Performance Period.

SECTION 5. Bonus Amounts.

(a) Establishment of Performance Goals and Formula. By the Participation Date (or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2)), the Committee shall establish the objective performance goals (the “Performance Goals”) for a Performance Period in writing while the outcome of the Performance Goals is substantially uncertain. At the same time the Performance Goals are established, the Committee shall prescribe a formula to determine the amount of the Bonus which may be payable based upon the level of attainment of the Performance Goals during the Performance Period (the Participant’s “Award”).

(b) Performance Goals. The Performance Goals shall be based on one or more of the following business criteria (either separately or in combination) with regard to the Company (or a subsidiary, division, other operational unit or administrative department of the Company): return on equity; diluted earnings per share; net earnings; total earnings; earnings growth; return on capital; working capital turnover; return on assets; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); adjusted EBITDA; adjusted EBITDA growth; revenue; revenue growth; net revenue; net revenue growth; cash earnings per share (EPS); cash EPS growth; gross margin; return on investment; increase in the fair market value per share; share price (including but not limited to, growth measures and total stockholder return); operating profit; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on investment (which equals net cash flow divided by total capital); financial return ratios; total return to stockholders; market share; earnings measures/ratios; economic value added; balance sheet measurements (including, but not limited to receivable turnover); internal rate of return; or expense targets.

The aforementioned business criteria may be combined with cost of capital, assets, invested capital and stockholder equity to form an appropriate measure of performance. In addition, Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations or the historic performance of the Company. The aforementioned business criteria shall have any reasonable definitions that the Committee may specify, and, to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), unless the Committee provides otherwise at the time of establishing the Performance Goals, the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with Generally Accepted Accounting Principles (“GAAP”), to any of the business criteria described above for one or more of the following items of gain, loss, profit or expense: (A) determined to be extraordinary, unusual or non-recurring in nature; (B) related to changes in accounting principles under GAAP; (C) related to currency fluctuations; (D) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (E) related to restructuring, divestitures, productivity initiatives or new business initiatives; (F) related to discontinued operations that do not qualify as a segment of business under GAAP; (G) attributable to the business operations of any entity acquired by the Company during the fiscal year; non-operating items; and (H) acquisition expenses.

(c) Committee Discretion to Determine Bonus. Following the completion of each Performance Period, the Committee shall calculate each Participant’s Award based on the level of attainment of the Performance Goals and the pre-set formula. The Committee has the sole discretion to determine whether all or any portion of a Participant’s Award shall be paid, and the specific amount, if any, to be paid to each Participant, subject in all cases to the terms, conditions and limits of this Plan. The Committee may, at any time, establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of this Plan. Notwithstanding anything to the contrary in this Plan, the Committee may, in its sole discretion, reduce (but not increase) the Award amount for any Participant for a particular Performance Period at any time prior to the payment of Awards to Participants pursuant to Section 6. The portion of an Award that the Committee determines to pay to a Participant for a Performance Period, is herein referred to as his or her “Bonus.”

(d) Maximum Bonus. Notwithstanding anything to the contrary in Section 5(c), under no circumstances shall the Bonus payable to any single Participant for any Performance Period exceed $3,000,000.

(e) Certification. Following the completion of each Performance Period and prior to any Bonus payment, the Committee shall certify in writing whether the Performance Goals for the Performance Period have been met and, if they have been met, certify the amount of the applicable Bonus.

(f) Termination During a Performance Period. If a Participant’s employment with the Company terminates for any reason before the end of a Performance Period, the Participant shall not be entitled to any Bonus under this Plan for that Performance Period unless otherwise provided in the terms of the Award or an employment agreement, severance plan or agreement or similar agreement, or otherwise determined by the Committee in connection with specified terminations of employment. A Participant who is terminated for gross misconduct after the end of the Performance Period shall forfeit participation in this Plan, and no Bonus shall be payable to such a Participant.

SECTION 6. Payment of Bonus Amount.

Each Participant’s Bonus shall be payable by the Company, in the discretion of the Committee, in cash and/or an equity-based award of equivalent value (provided that in determining the number of shares of the Company’s common stock, par value $0.01 per share, (the “Common Stock”) (whether restricted or unrestricted) that is equivalent to a dollar amount, that dollar amount shall be divided by the average closing price of a share of Common Stock, as traded on a national securities exchange on the date any equity-based award in settlement of the incentive (or a portion thereof) for the 30 consecutive trading days immediately preceding the date such equity-based awards are granted (with fractional shares being rounded to the nearest whole share)). The cash portion of the Bonus (i) shall be paid by March 15th in the fiscal year after the fiscal year in which the Performance Period in which they are earned is completed, generally at such time as incentives are paid by the Company for the relevant fiscal year, but not before the Committee certifies in writing that the Performance Goals for such Performance Period were met, unless otherwise determined pursuant to Section 7(l) and (ii) shall be paid in U.S. dollars. Any equity-based award shall be granted under a stockholder-approved equity-based compensation plan subject to such terms and conditions (including vesting requirements) as the Committee and the administrative committee of the plan under which such equity-based award is granted may determine.

Subject to approval by the Committee and to any requirements imposed by the Committee in connection with such approval, each Participant may be entitled to defer receipt, under the terms and conditions of any applicable deferred compensation plan of the Company and the requirements of Section 409A of the Code, of part or all of any payments otherwise due under this Plan.

No Participant shall have any right to payment of any amounts under this Plan unless and until the Committee determines (i) the amount of such Participant’s Bonus, (ii) that such Bonus shall be paid and (iii) the method and timing of its payment.

SECTION 7. General Provisions.

(a) Amendment and Termination. The Board or the Compensation Committee of the Board may at any time and from time to time modify, alter, amend, suspend, discontinue or terminate this Plan, except that no modification, alteration, amendment, suspension, discontinuation or termination (i) may impair the rights of a Participant under any Award theretofore granted without the Participant’s consent, except for an amendment made to comply with applicable law, stock exchange rules or accounting rules or (ii) cause an Award not to be deductible under, or to cease to be deductible under, Section 162(m) of the Code. In addition, no amendment that would require stockholder approval under applicable law (including, without limitation, in order for any Bonus paid pursuant to this Plan to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code) or stock exchange rules shall be effective without the approval of the stockholders of the Company as required by such law (including, without limitation, Section 162(m) of the Code and the regulations thereunder) or stock exchange rules.

(b) Nonassignability. No rights of any Participant under this Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 7(b) shall be void and shall not be recognized or given effect by the Company.

(c) Plan Creates No Employment Rights. Nothing in this Plan shall confer upon any Participant the right to continue in the employ of the Company for the Performance Period or thereafter or affect any right which the Company may have to terminate such employment.

(d) Governing Law. All rights and obligations under this Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

(e) Tax Withholding. In connection with any payments to a Participant or other event under this Plan that gives rise to a federal, state, local or other tax withholding obligation relating to this Plan (including, without limitation, FICA tax), (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to this Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy the amount required by law to be withheld.

(f) Severability. If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

(g) No Third Party Beneficiaries. This Plan shall not confer on any person other than the Company and any Participant any rights or remedies hereunder.

(h) Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and each permitted successor or assign of each Participant as provided in Section 7(b).

(i) Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

(j) Construction. In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate.

(k) Plan Subject to Stockholder Approval. This Plan is adopted subject to the approval of the stockholders of the Company at the 2013 Annual Meeting of Stockholders in accordance with Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e)(4), and no Bonus shall be payable hereunder absent such stockholder approval.

(l) Section 409A of the Code. The Company intends that Bonus payments under this Plan shall be exempt from Section 409A of the Code as short-term deferrals and shall not constitute “deferred compensation” within the meaning of Section 409A of the Code (absent a valid deferral election under the terms of another plan or arrangement maintained by the Company). This Plan shall be interpreted, construed and administered in accordance with the foregoing intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A of the Code. The Company shall have no liability to any Participant or otherwise if this Plan or any Bonus paid or payable hereunder is subject to the additional tax and penalties under Section 409A of the Code.

(m) No Funding. The Company shall be under no obligation to fund or set aside amounts to pay obligations under this Plan. Participants shall have no rights to any amounts under this Plan other than as a general unsecured creditor of the Company.

(n) No Rights to Other Payments; No Limitation on Other Payments. The provisions of this Plan provide no right or eligibility to a Participant to any other payouts from the Company under any other alternative plans, schemes, arrangements or contracts the Company may have with any employees or group of employees of the Company. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under any other plan or compensatory arrangement whether or not in effect on the date this Plan was adopted.

(o) No Effect on Benefits. Awards and payments under this Plan shall constitute special discretionary incentive payments to the Participants and shall not be required to be taken into account in computing the amount of salary or compensation of the Participants for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, incentive, life insurance, severance or other benefit plan of the Company or under any agreement with a Participant, unless the Company or such other arrangement specifically provides otherwise.

(p) Term of Plan. This Plan shall continue until suspended, discontinued or terminated by the Board or the Compensation Committee of the Board in its sole discretion. No Award shall be granted based on the business criteria set forth in Section 5(b) on or after the first stockholder meeting that occurs in the fifth year following the year in which the stockholders of the Company previously approved the business criteria, unless the stockholders of the Company re-approve the business criteria on or before such stockholder meeting.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 12, 2013.

Vote by Internet • Go to www.investorvote.com/MDAS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

		•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

		•	Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.
1.	To elect three Class III directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - John A. Bardis	☐	☐	02 - Harris Hyman IV	☐	☐	03 - Terrence J. Mulligan	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of KPMG LLP, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013.	☐	☐	☐	3.	To approve the compensation of the Company’s named executive officers.	☐	☐	☐

4.	To approve an amendment to the Company’s Long Term Performance Incentive Plan.	☐	☐	☐	5.	To approve the Company’s 2013 Annual Incentive Compensation Plan.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — MedAssets, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Jonathan H. Glenn and John A. Bardis and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of stock of MedAssets, Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 5543 Legacy Drive, Plano, Texas, 75024 on June 13, 2013 at 11:00 a.m. (local time) and at all adjournments or postponements thereof, hereby revoking any proxy heretofore given with respect to such stock.

I hereby authorize the Company’s designated proxies to vote, in their discretion, on such other business and matters incident to the conduct of the meeting as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed herein and in the discretion of the aforementioned proxies on all other matters which may properly come before the Annual Meeting and any adjournments or postponements thereof. If no instruction to the contrary is indicated, this Proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.

PLEASE COMPLETE THIS PROXY AND DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE EITHER BY INTERNET OR TELEPHONE.

Please return this proxy in the accompanying business reply envelope even if you expect to attend in person.

(continued and to be signed on reverse side)